Exhibit 5

Westpac 2009 Interim Result

Index 2009 Interim Results Overview 3 Business unit performance summary 8 Dividends 9 Strategy and St.George Merger Progress 11 Capital, Funding and Liquidity 23 Features of the Result 30 Revenue 32 Balance sheet growth 33 Net interest margin 35 Non-interest income 36 Expenses 39 Impairment charges 40 Asset Quality and Risk Management 42 Business Unit Performance. 76 Westpac Retail and Business Banking 77 Westpac Institutional Bank 82 St.George 87 BT Financial Group 93 Westpac New Zealand 97 Pacific Banking 99 Economics 100 Investor Relations contacts 118 Cash earnings adjustments and definitions 119 Westpac 2009 Interim Results

1H09 Results Overview May 2009

Westpac Banking Corporation – at a glance Australia’s largest bank, and the world’s 15th largest bank, ranked by market cap1 One of only 11 banks globally rated AA or higher2, and recognised as one of the “20 safest banks globally”3 Strategy focused on domestic markets of Australia, New Zealand and the near Pacific Broad, multi-brand franchise providing retail, business, institutional banking and wealth management services to around 10 million customers Strong capital, liquidity, funding and provisioning Solid earnings profile Leader in sustainability Overview 3. Global Finance Magazine, February 2009. 4. Reported results adjusted to include the addition of the cash earnings of St.George for the full period (pro forma adjustments) and for material items to ensure they appropriately reflect profits normally available to ordinary shareholders (cash earnings adjustments). Refer to the Westpac 2009 Interim Results for details on the basis of preparation 14.3% Return on equity (pro forma, cash basis) 8.37% Tier 1 ratio (Basel II) Credit ratings $2,175m Net profit after tax (reported) $2,295m Cash earnings (pro forma)4 AA- / Stable / F1+ Fitch Ratings $55bn Market cap1 $594,230m Total assets Aa1 / Negative / P-1 Moody’s Investor Services AA / Stable / A-1+ Standard and Poor’s Key financial data for the half year to 31 Mar 2009 1. As at 29 April 2009. Source: IRESS, CapitalIQ and www.xe.com 2. Excluding government-owned banks. Rated AA and higher by Standard & Poor’s.

1H09 – extraordinary operating conditions Extraordinary operating conditions in 1H09: Further deterioration in global capital markets Unprecedented government intervention, including deposit and debt guarantees Sharp declines in interest rates, along with lower equity and commodity prices Ongoing market volatility and difficult liquidity conditions Weakening economic conditions: Most developed economies in recession Weaker Australian and New Zealand economic conditions, although Australia relatively well placed Unemployment rising Overview GDP Australia, US and UK (annual %) Sources: ABS, Westpac Economics Australian and US overnight cash rates (%) Source: Bloomberg, Westpac Economics -6 -3 0 3 6 9 Mar-89 Mar-94 Mar-99 Mar-04 Mar-09 UK US Australia f'casts to end '10 0 2 4 6 8 10 Jan-00 Jan-02 Jan-04 Jan-06 Jan-08 0 2 4 6 8 10 US Aust.

Managing the balance sheet for a tougher environment Overview Strengthened capital base – Tier 1 at 8.37%, with $4.7bn Tier 1 capital raised since Sep 08 Reduction in dividend further supports capital strength Increased provision cover - collective provisions to credit risk weighted assets up 31bps to 125bps Maintaining prudent liquid asset balances – currently $62bn, all eligible for repo with a central bank Positioned to continue supporting customers Liquid assets1 ($bn) *Includes internal securitisations at the repo cash value. Tier 1 capital ratio1 (Basel II) (%) Collectively assessed provisions to credit risk weighted assets1 (bps) 1. 2007 and 2008 comparatives are not on a pro forma basis 7.4 7.8 8.4 10.9 0 2 4 6 8 10 12 1H08 2H08 1H09 Tier 1 under FSA rules 14 33 42 45 62 0 10 20 30 40 50 60 70 1H07 2H07 1H08* 2H08* 1H09* 94 105 125 70 85 100 115 130 1H08 2H08 1H09

Sound performance in challenging conditions Group cash earnings1 reduced by 6% to $2,295m; core earnings1 up 24% offset by a significant increase in impairment charges Revenue1 up 15%, benefiting from solid volumes, improved margins and markets revenue Expense growth1 moderated to 4% Impairment charges1 increased $1,070m over 1H08: Reflects more broad based stress Individually assessed provision (IAP) charge up $764m, primarily due to 3 large corporate exposures Collectively assessed provision (CAP) charge up $302m, including an additional $112m in economic overlay2 Reported net profit after tax down 1% to $2,175m Includes St.George results from 18 November 2008 Overview Cash earnings1 1H08 – 1H09 ($m) 1. Pro forma basis. 2. Compared to $31m in economic overlay raised in 1H08 Tax, Minority Int. & Pref Divs IAP CAP Write-backs & recoveries $4m 2,295 2,442 (49) (1,070) (131) 1,103 1,000 1,500 2,000 2,500 3,000 3,500 4,000 1H08 Revenue Expenses Impairment Charges 1H09

A diversified portfolio 23% 529 (228) (198) (595) 1,550 St.George 7% 168 (70) (153) (303) 694 NZ 3% 69 (34) (4) (45) 152 PB 100% 8% 9% 7% 43% Contribution to cash earnings1 Pro forma cash earnings Tax and minority interests Impairment charges Expenses Operating income 1H09 cash earnings1 (A$m) 2,295 (1,046) (1,611) (3,355) 8,307 Group1 174 (118) (120) - 412 GBU1 207 158 990 (96) (76) (424) (5) (907) (224) (427) (507) (1,478) 735 1,648 3,116 BTFG1 WIB1 WBC RBB Overview 1. Pro forma basis. See slide 120 for Business Unit definitions *Pro forma basis Business unit contributions to cash earnings growth half on half (A$m) 2,295 2,605 2,442 81 14 (275) (68) (22) 21 (61) 3 56 (15) 25 13 15 66 1,900 2,100 2,300 2,500 2,700 1H08 WBC RBB St.George* WIB* BTFG* NZ PB GBU* 2H08 WBC RBB St.George* WIB* BTFG* NZ PB GBU* 1H09

Dividends Dividend 56 cents, down 20% Key considerations: Supporting shareholders with 5.7% yield1 (7.5% fully franked yield1) Pay-out ratio of 71%2, in line with recent levels Preserving capital position Tier 1 8.4%; 10.9% (FSA) Higher share count, up 9% from new capital issued (excluding merger) EPS down 16%3 DRP to be satisfied by new share issuance, continuing 2.5% DRP discount Significant franking balance, $1.5bn Overview Payout ratio3 (cash basis) (%) 3. 2004 and 2005 reported under AGAAP. 2006 onwards reported under A-IFRS. 1. Based on Westpac closing share price 4 May 2009. Source: IRESS 2. Cash basis (pro forma) 3. Cash EPS on pro-forma basis for 1H09; prior period excludes the St.George merger 63 61 67 65 69 70 69 69 71 72 71 50 55 60 65 70 75 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09

2H09 considerations No large single names currently in the pipeline but the economy is still deteriorating Commercial sector showing increased stress, including property Expect household sector to remain solid Impairments Merger benefits becoming more prominent Increased productivity focus gaining traction Expenses Treasury and markets income remaining solid but unlikely to match 1H09 Financial system credit growth slowing, but expect to grow above system Higher cost of funds, including deposits; lending spreads also to rise Revenue Outlook

Strategy and St.George Merger Progress May 2009

Westpac is differentiated by its focus and risk disciplines Focus on core markets Major Australian bank most focussed on Australia and New Zealand Better leveraging Australian & New Zealand growth through customer-focussed, multi-brand strategy Well positioned in current environment Proactive response to financial crisis No sub-prime or related losses No conduit losses Led market in strengthening funding, liquidity and provisioning Strong Tier 1 capital at 8.4% and sound, diverse earnings profile Low risk approach evident in loan portfolio quality – over 55% Australian mortgages Transformational St.George merger Merger assists in transforming Westpac, as it adds multiple brands 40% increase in the distribution network Heading to a sub 40% cost/income ratio Integration model maximises opportunities, minimises risks Sustainability leader Global sustainability leader Employer of choice Strategy

Most recommended financial services company Meet most customers needs Most skilled and engaged people Global leader in sustainability Highest returns in sector Our customer oriented strategy Transform operations around the customer to enhance relationships Focus on total customer relationship, particularly deposits Drive locally empowered businesses Maintain investment in growth sectors, wealth and business banking Embed sustainability across the organisation Enhances strategic optionality Broader brand/distribution reach Excellent customer franchise with additional growth opportunities Drive for a sub 40% cost to income ratio Brings leading position in South Australia through BankSA Reorganisation and Transformation St.George Merger Reach Best Practice Productivity Assessed by Driving principles Operating as One Team Key Programs To be the leading financial services company in Australia and New Zealand Vision Strategy delivered by two complementary initiatives Strategy Common values Easy to do business with Strong local businesses Focus on core markets

Strategy **Good progress on our strategic agenda**

	Objective	1H09 Progress
Customers	Earn all of our customers' business	• Products per customer - best of banks[1] • Strong uplift in customer deposits, up 24% • Improving cross sell – Insurance, BT Super for Life
Distribution	Strengthen and drive locally empowered business	• Multi-brand strategy taking shape • Westpac Local being rolled out, with improved banker empowerment • St.George contact centre globally recognised, improving Westpac contact centres
Operations	Transform service delivery	• Simplifying processes, eliminating unnecessary requests, improving online tools • Effective use of overflow space and capacity between Westpac and St.George
Technology	Strengthen capability & improve flexibility/simplicity	• Completed strategic roadmap incorporating merger • Improved systems reliability • Significantly strengthened IT bench strength
People	Drive one team approach	• Staff engagement up to 82% (from 78%) • Effective implementation of merger in operational areas with best from Westpac and St.George teams • New operating model removing organisational barriers to improve cross sell
Merger	Integrate without customer disruption	• St.George momentum is building • Westpac RBB strong performance, not distracted • Strong customer satisfaction and retention

1. Source Roy Morgan Research 2009

14 Investor Discussion Pack May 2009 Westpac

IT strategy in place, implementation commenced IT architecture and priorities are focused on helping Westpac achieve its multi-brand business strategy Improve customer alignment Ensure the group is easy to do business with Maintain reliable and stable technology Achieve economics of scale from St.George merger IT architecture established along with desired roadmap Implementation plan spans the next 5 years and involves a mix of Westpac, St.George and new technology solutions. Importantly, use of St.George technology has higher application than initially anticipated. One general ledger upgrading current Westpac platform and migrating over St.George Consolidated infrastructure such as data centres Consolidate transactions and savings systems to single multi brand core banking system Migrate all financial markets systems onto Westpac platforms. Move to common teller system Migrate Westpac & St.George to new online banking platform New integrated sales and service desktop providing access to all functions Enterprise Support Product Administration Customer Sales & Service Key technology plans: Customer Service Productivity Simplicity Strategy

Strategy — Maintain leadership in environment, social and governance performance

Objective: to be a global leader in sustainability - and clearly recognised as such by customers, investors, employees and communities

Strategy	Enhanced accountability	Measurement
• Reduce direct and financed emissions • Transition to low carbon economy • Leading human capital management • Responsible banking and investment • Engage on local issues and concerns • Best practice risk management and governance	• Clear plans and one, three and five year objectives for focus areas • Integrated into Business Strategy • Sustainability leaders in each business division • Westpac Group Sustainability Council to coordinate and share best practice	Dow Jones Sustainability Indexes Member 2008/09 Leading performance with Westpac's highest overall sustainability rating of 87% GMI Top-rated (10.0) in 17 consecutive assessments by GovernanceMetrics International

2009 objectives across key focus areas

Environment			Local social leadership	Governance best practice
Managing our footprint	**Relevant products & services**	**Transitioning to low carbon/water future**		
• Reduce Scope 1 and 2 emissions by 5% (30% by 2012/13) • Site by site energy management plans • Increased accountability for Scope 3 emissions	• Achieve at least second highest sector Net Promoter Score • Wealth products using sustainability principles • Expand Westpac Assist to SMEs	• Launch Commodities, Carbon & Energy products and services • Engage customers on carbon risk • Institutional and business banking carbon risk training	• Maintain employee engagement at 78% • Reduce time lost through injury by 5% • Roll out local social engagement and investment model	• Release sector lending/investment policies • Further integrate financial and non-financial reporting • Report against UNPRI

16 Investor Discussion Pack May 2009

Westpac

St.George merger progressing well 2,863 1,735 1,128 ATMs 1,312 917 395 Australian retail representation 9.9 7.3 2.6 Customers (m) Merged Group Price to earnings ratios (times) Merger Merger preserves the best of both: Multiple brands 40% increase in distribution Leader in funds management and funds administration Approaching a sub 40% cost/income ratio Purchase price of A$12.2bn Compares favourably with a P/E ratio of 9.2x and price to book ratio of 1.7x Westpac share price $16.32 (St.George implied share price $21.38) Formal accounting acquisition date 17 November 2008 Integration proceeding well with no customer disruption Key organisational appointments in place 19 18 16.5 16.3 15.5 14.7 11.2 9.2 0 5 10 15 20 WBC/SGB CBA/BankWest SGB/Advance HBOS/BankWest Suncorp/Metway WBC/Bk of Melb CBA/Colonial Bendigo/Adelaide

Wealth Institutional Core/support Product & Operations New Zealand Technology Westpac Retail and Business Banking St.George Operating model supports multi-brand strategy Merger

1H09 merger progress – delivering on plan Merger Finance Integration – effective governance and consolidated reporting, including a single general ledger People Systems Integration – payroll, recruitment and occupational health and safety systems Wealth cross-sell initiatives into St.George including BT Super for Life and Insurance products Integration of risk frameworks across the merged organisation to achieve Basel II Advanced Accreditation Transition to a single ADI including the transfer of all assets and liabilities of St.George to Westpac Reciprocal ATM usage in place benefiting both bank’s customers Consolidated Group Treasury in place to fund and risk manage the Group Aligned accounting and risk policies and procedures, including a consistent credit decision and credit provisioning approach Record employee engagement through the merger integration – 82%; 1 point above the average of the Global High Performing Norm Reviewed all operating licenses and third party contracts Finalised Technology strategy for merged entity Created secure technology bridge across the two organisations Commenced projects to deliver: Maintained branches and ATMs Maintained corporate presence in Kogarah Preserved multiple brands Protected customer relationships Merit based approach to internal appointments Delivered $22m in merger savings in 1H09 ($103m in annual run rate benefits) Key appointments across the organisation complete Maintained merger commitments:

$700m forecast integration spend remains, with composition broadly in line with that presented in December 2008 $183m spend to date 152 125 27 1H09 183 31 Total cash spend 13 18 2H08 138 Cash earnings adjustments 45 Acquisition costs Spend to date Integration costs ($m) Merger Integration costs ($m) 183 0 100 200 300 400 500 600 700 800 Dec 08 Estimate Mar 09 Forecast Spend to date Integration Costs Restructuring and outsourcing Transaction Costs and Stamp Duty Revenue and Retention IT, systems and operations

Merger benefits consistent with expectations Key revenue benefits Progressing plans to cross sell BT insurance products into St.George Development underway to make BT Super for Life available to St.George customers 103 16 87 Annual run-rate 22 Total 4 18 Benefits Sourcing savings from a complete review of external contracts Early technology and operations synergies Non-personnel 198 people exited the organisation 300 vacant roles (not replaced since merger first announced) have been eliminated Personnel Comment 1H09 merger benefits ($m) Merger Merger benefits - acquisition model ($m) 115 175 175 70 100 100 100 120 255 365 400 (20) (175) (160) (150) -200 0 200 400 600 800 FY09 - Model FY10 - Model FY11 - Model FY11 - Target Revenue attrition Cost synergies Funding benefits Revenue benefits

Accounting implications ($bn) Balance sheet impacts Less Identified intangible assets Consideration 5.0 Goodwill movement (0.5) Deferred tax liabilities (for amortising intangibles only) 0.3 Other intangibles 1.5 Core deposit intangible 7.0 St.George net assets 30 Sept 08 (includes 1.1bn of goodwill) Less St.George net assets as at 17 Nov 2008 (0.7) St.George 2008 final dividend (0.5) Removing hybrids (SAINTS & SPS) 0.6 Brand – St.George and Asgard (0.1) Profit & reserve movements to 17 Nov 08 (0.4) Fair value, including credit provisions 12.2 Merger Capital impacts The fair value approach and the alignment of accounting policy between Westpac and St.George reduced Westpac’s capital by $379m. The reduction comprised: Includes $132m Crusade CP No.1 (Asset-backed CP conduit) portfolio of diversified corporate debt revalued 17 Nov 08. Also includes a $21m loss on liquidity facilities provided to external conduits $194m write down in other tangible assets $66m increase in individually assessed provisions to align provisioning process $491m increase in collectively assessed provisions, including aligning risk grades $392m and economic overlay $99m Offset by reducing the General Reserve for Credit losses by $205m (post tax item) $185m for credit provisioning The revaluation of these items will occur over the year to Sept 09 consistent with their contractual maturity. The unwind will increase interest income in 1H09 ($118m) and 2H09 and will be removed from cash earnings because of its size and non-recurring nature Intangible assets with a definite life have been determined as part of the merger including the core deposit intangible and distribution relationships. The unwind (an expense) of these intangibles occurs over their estimated life and will be removed from cash earnings because they are a non-cash item Cash earnings impacts Unwind of adjustments to the value of term deposits and short term wholesale funding Amortisation of intangibles The application of these accounting adjustments has an impact on future earnings as some of these adjustments unwind or amortise over time. As a result two cash earnings adjustments have subsequently been established

Capital, Funding and Liquidity May 2009

Strong capital position Increase in Tier 1 capital over the half, from 4 separate sources, reflects the strength of the franchise Dividend underwrite $0.9bn Institutional placement $2.5bn Retail Share Purchase Plan $0.4bn Non-Innovative hybrid capital $0.9bn Capital flexibility retained St.George not Basel II advanced accredited Maintain contingent capital of $1bn (convertible at Westpac’s option) Hybrid capacity $1.5bn $280bn $196bn $187bn Risk weighted assets 6.0 10.8 10.1 7.8 2H08 1H09 1H08 Key capital ratios (%) 10.9 10.1 Tier 1 ratio (FSA) 6.7 6.1 Fundamental capital ratio 11.4 10.1 Total capital ratio 8.4 7.4 Tier 1 ratio Capital Tier 1 capital 2H08 – 1H09 (%) 7.78% 7.09% 8.37% Tier 1 target range 6.75% - 7.75% Seeking to maintain Tier 1 ratio at the upper end or above target range 1.83 6.71 5.46 5.95 1.63 82bps (42bps) (23bps) (29bps) 1.66 (30bps) 170bps 3.0 4.0 5.0 6.0 7.0 8.0 9.0 Sep-08 Sep-08 WBC&SGB pro forma Pro forma cash earnings Net dividends Business application Capital raised St.George hybrids redeemed Other Mar-09 Hybrid Tier 1 Fundamental Tier 1

Changes in risk weighted assets (RWA) Decline in IRRBB due to increase in embedded gain RWA growth higher than loan growth from deterioration in Credit Cards and change in debt sale costs Growth in line with business loan growth Capital 43 280,029 195,505 Total RWA 13% 15% % of RWA 25 35,513 28,507 Total non-credit risk 29 4,608 3,568 Other assets (39) 2,538 4,135 IRRBB 42 19,319 13,641 Operational risk 22 8,003 6,559 Market risk 73 1,045 604 Equity risk Non-credit risk 8 45,657 42,293 Total off balance sheet credit risk 59 198,859 124,705 Total on balance sheet credit risk 87% 85% % of total RWA 46 244,516 166,998 43 448,872 313,545 Total credit risk (113) (4,143) (1,945) Provision for impairment n/a 72,109 124,573 Total St. George Bank n/a 2,972 Off-balance sheet n/a 69,137 124,573 On-balance sheet 9 46,046 42,363 6 200,039 189,147 Total consumer purposes 17 4,032 3,457 Off balance sheet 8 42,014 38,906 6 200,039 189,147 On balance sheet Consumer purposes 1 126,361 124,635 2 128,403 126,343 Total business purposes 0 38,653 38,836 Off-balance sheet 2 87,708 85,799 2 128,403 126,343 On-balance sheet Business purposes % change Mar-09 Sep-08 % change Mar-09 Sep-08 Basel II RWA Loans ($m)

Changes in RWA, and impact of pro-cyclicality on capital ratios 30bps Change over last 6 months 100 to 120 bps Equivalent to a 1 notch downgrade across the entire portfolio 50 to 60 bps Equivalent to a 2 notch downgrade in the property portfolio (updated for more recent analysis) Scenarios: Impact from changes in our current institutional and corporate portfolio Impact on Tier 1 capital 30bps Total pro-cyclicality impact Impact on capital ratios (bps) Pro-cyclicality of capital 2H08 – 1H09 -6bps Change in credit quality -24bps Change in impairment charges Nil Change in regulatory expected loss 19bps Total change in RWA 1bps Non-credit movement in RWA -6bps Change in credit quality in RWA -1bps Change in credit parameters -13bps Volume growth in credit RWA Impact on capital ratios (bps) Impact of changes in RWA on capital1 2H08 – 1H09 Capital On a pro forma basis assuming the merger with St.George was completed on 1 October 2007 Impacts on pro-cyclicality include: Changes in RWA from downgrades to exposures, excluding those downgraded to impaired Change in impairment charges accounts for exposures downgraded to impaired (and hence have an individually assessed provision) and higher collectively assessed provisions Changes in regulatory expected loss have not impacted capital as eligible provisions have increased in line with the increase in the regulatory expected loss

Strengthened funding profile Stable funding ratio improved to 81%: Stable funding ratio represents customer deposits plus wholesale term debt with a residual maturity >1year and securitisation Targeting above 75% Up from 72% at Sep 08 Strong growth in customer deposits: Proportion increased from 52% to 60% of the Bank’s funding Increased proportion of wholesale term funding: 17% of the Bank’s funding, up from 15% at Sep 08 Reduction in short term wholesale funding, from 28% to 19% Weighted average maturity of term funding raised in 1H09 is 3.6 years Funding and Liquidity Funding composition by residual maturity1 (%) 1. Sep-08 is restated on a pro forma basis. Represents % of total net funding. Less than 12months includes liquid assets excess over minimum. Netted equally against onshore and offshore. Stable funding ratio 52% 60% 11% 11% 15% 10% 4% 6% 5% 4% 13% 9% Sep-08 Mar-09 Wholesale Offshore <1Yr Wholesale Onshore <1Yr Securitisation Wholesale Offshore >1Yr Wholesale Onshore >1Yr Customer deposits

Funding and Liquidity

Regular and active issuer in the wholesale markets

- Continued access to wholesale markets:
  - $21bn raised in term markets in 1H09, with a weighted average maturity of 3.6 years
  - Australian Government Guarantee has enabled Westpac to compete for funds with other government guaranteed issuers – at a cost of 70bps
- Benefiting from flight to quality and an established global funding franchise:
  - Completed benchmark public deals in Japan, US, Australia, Switzerland, New Zealand and UK, including:
    - Re-opened the Samurai market with the First Government Guaranteed Samurai bond by an issuer (Feb 09)
    - Largest domestic bond deal by any issuer (Mar 09) $3.5bn
  - Ongoing strong reverse enquiry for Westpac bonds
- Well progressed on FY09 term funding plans
- Expect term issuance in 2H09 to be significantly lower than 1H09



Term debt issuance
A$bn
Years
25.000
20.000
15.000
10.000
5.000
0.000
4
3
2
1
0
1H08[2]
2H08[2]
1H09
New term issuance Govt Guaranteed[1] (lhs)
New term issuance (non-guaranteed)[1] (lhs)
Weighted avg maturity (rhs)



Wholesale debt maturity profile[3,4] ($m)
20,000
15,000
10,000
5,000
0
as at 31 March 2008
as at 30 Sep 2008
as at 31 March 2009
1 to 2 yrs
2 to 3 yrs
3 to 4 yrs
4 to 5 yrs
5+ yrs

1. Wholesale funding issued off term debt programmes. Does not include wholesale funding from short term money markets with maturities greater than 12 months.
2. Excludes St.George issuance. 3. Remaining maturity. To next call date. 2008 numbers have been re-stated to include hybrid securities 4. 2008 comparatives are not presented on a pro forma basis

28 Investor Discussion Pack May 2009

Westpac

Maintained prudent approach to liquidity Strong liquidity position maintained: Westpac Treasury currently holds liquid assets of A$62bn Covers all offshore maturities for more than 12 months All securities in liquidity portfolio are available for repurchase in normal daily open market operations with a central bank Additional sources of liquidity of A$3.6bn are also available, including trading assets held in WIB Financial Markets Funding and Liquidity Westpac liquid assets1 ($bn) 1. Net of assets on repo with central banks. Internal securitisations included at the repo cash value. 2008 comparatives have not been restated on a pro forma basis 14.0 33.1 42.3 45.2 62.0 0 10 20 30 40 50 60 70 1H07 2H07 1H08 2H08 1H09

Features of the Result May 2009

Sound cash earnings half on half Sound annual performance given conditions 1H08 – 2H08 key features: Stronger revenues with good balance sheet growth Expenses in 2H08 were low, due to a decline in St.George expenses pre-merger Impairment charges higher but in early stage of cycle 2H08 – 1H09 key features: Continuing strong markets income and improved margins boosting revenue Significant impairment charge increase from the financial crisis and deteriorating economy Cash earnings 1. Pro forma basis Cash earnings1 movement half on half ($m) Tax, Minority Int. & Pref Divs Tax, Minority Int. & Pref Divs 2,295 2,442 2,605 653 (139) (947) 123 450 8 (123) (172) 1,000 2,000 3,000 4,000 1H08 Revenue Expenses Impairm't Charges 2H08 Revenue Expenses Impairm't Charges 1H09

Strong revenue reflecting a diverse portfolio Net interest income up 23%1, with solid growth, rising margins and higher Treasury income 2% growth in non-interest income1: Excellent markets performance Weaker wealth earnings Asset writedowns in Specialised Capital Group (negative revenue) Revenue Revenue1 1H08 – 1H09 (cash basis, $m) AIEA is Average Interest Earning Assets Business unit contribution to revenue1 ($m) 1. Pro forma basis 8,307 7,204 (179) 445 174 436 50 (81) 258 6,000 6,500 7,000 7,500 8,000 8,500 1H08 AIEA Margins (asset/liab. spread/mix) Margins (Tsy, WIB, Markets & other) Fees & Commissions Wealth Markets Other 1H09 8,307 7,204 45 376 157 27 (36) 167 367 6,500 7,000 7,500 8,000 8,500 1H08 WBC RBB SGB WIB BTFG NZ PB GBU 1H09

Slower system loan growth offset by market share gains Group net loans up $37bn, or 9%, to $449bn Total Westpac Australian credit growth 10%, vs 5% system growth1, supported by: Improved market share, with customers seeking the security of a AA rated institution Housing growth of 12%, 1.8x financial system, and 1.2x banking system 11% growth in lending to corporates and businesses Total Westpac New Zealand credit growth below system growth2 of 7% Balance Sheet * Personal is personal loans and credit cards. 1. Source: RBA financial system growth, 12 months to 31 March 2009. 2. Source: RBNZ system growth, 12 months to 31 March 2009. 3. Spot gross loan balances. 4. New Zealand comprises our New Zealand retail banking operations and wealth management business, WIB New Zealand and Treasury. Australian loan3 growth 1H08 – 1H09 (%) New Zealand loan3,4 growth 1H08 – 1H09 (NZ$ %) -40 5 5 2 6 0 2 4 6 8 New Zealand total Housing Personal* Business

Balance Sheet Restored deposit momentum

- In early 2008, Westpac was growing deposits below system. That position has been reversed with good customer deposit growth across all businesses, up 24%
- Australian customer deposits up $46bn on 1H08:
  - Growth of 27%, compared to system[2] growth of 17%
  - Increased focus on deposit gathering
  - Customer preference for bank deposits over other asset classes
  - Strong growth in term deposits, up 74%, with customers seeking high relative returns
- Structural shift in deposit mix has enabled a reduction in the reliance on wholesale funding sources:
  - Australian Treasury deposits, mostly certificates of deposit (CDs), down $24bn, or 32%
- New Zealand retail[5] deposits up 8%, compared to system[3] 11% in NZ$ terms - lower relative growth from not matching more aggressive market rates


Australian deposit[4] balances (A$m)
300,000
250,000
200,000
150,000
100,000
50,000
0
Mar-08
Mar-09
Certificates of deposit
Non-interest bearing
Term
At call


New Zealand deposit[4,5] balances (A$m)
40,000
30,000
20,000
10,000
0
Mar-08
Mar-09
Certificates of deposit
Non-interest bearing
Term
At call

1. Westpac's total Australian deposits less Australian certificates of deposit (RBA data). 2. Source: RBA financial system growth, 12 months to 31 March 2009. 3. Source: RBNZ system growth, 12 months to 31 March 2009. 4. Spot deposit balances. 5. New Zealand comprises our New Zealand retail banking operations and wealth management business, WIB New Zealand and Treasury.

34 Investor Discussion Pack May 2009 Westpac

Margins and product spreads reflect market dynamics Margins up 24bps, includes 17bps from Treasury, Markets and other; retail and business margins up 7bps Total margins back to pre-financial crisis levels Deposit spreads declined materially: Increased competition for customer deposits given more difficult wholesale markets Change in the mix of deposits, with the majority of new flows in term deposits Lending spreads generally higher: Increasing risk premiums given deteriorating environment Catch-up in recouping higher funding costs 1H09 vs 1H08 -0.35 +0.34 +0.20 +0.44 -0.44 +0.13 +1.53 +0.11 +0.19 1H09 vs 1H08 1.46 1.60 1.81 Deposits Pro-forma Pro-forma 1.67 1.49 1.56 Business lending 1.61 1.39 1.27 Total lending 1.67 2.09 2.11 Retail deposits 1H09 2H08 1H08 1H09 2H08 1H08 Product spreads3 – Australia (%) 1.70 1.56 1.50 Business lending 1.55 1.27 1.11 Consumer lending Product spreads – New Zealand (%) 0.73 0.65 0.60 Institutional lending 6.59 5.26 5.06 Cards 0.86 0.66 0.67 Mortgages Net Interest Margin 1. Pro forma basis 2. Represents merged margins based on previously reported data for Westpac and St.George. 3. Includes broker commissions and wholesale term funding costs Group net interest margin (%) Net interest margin movement1 1H08 – 1H09 (%) 2 1.5 1.9 2.3 2.7 3.1 3.5 1998 2000 2002 2004 2006 1H08 1H09 2.24% (7bps) (10bps) (10bps) (17bps) 2.00% 2.20% 1.90% 2.00% 2.10% 2.20% 2.30% 1H072 1H08 Asset spread/mix Liability spread/mix Group Treasury WIB, Markets & Other 1H09

Modest growth in non-interest income Modest non-interest income1 growth with strong trading offset by weak wealth and other income Fees and commission up 4%: Higher line and origination fees in institutional banking Lower transaction fees Wealth management and insurance down 11%: Funds management revenue down 15% from lower FUM and FUA Insurance revenue up 15% on good premium growth Trading up significantly: Improved customer volumes and wider spreads from higher market volatility and reduced liquidity Other income lower, including asset writedowns in Specialised Capital Group Non-Interest Income Non-interest income1 1H08 – 1H09 ($m) 1. Pro forma basis 2,581 2,629 (260) 339 (81) 50 1,800 2,000 2,200 2,400 2,600 2,800 3,000 1H08 Fees & comm'ns Wealth mgt & Insurance Trading Other 1H09

Markets Income

WIB Markets income driven by customer flows

- Conditions for markets income have been positive with stronger volumes and wider markets spreads
- Strong growth in markets volumes:
  - Customer sales up 87% on 1H08
  - More customer activity given more volatile and uncertain conditions
  - Improved competitive position
  - Increased demand for AA rated counterparties
- Well positioned trading portfolio, particularly for falling interest rates and foreign exchange volatility
- Improved market spreads:
  - Price volatility in the foreign exchange markets
  - Illiquidity – exiting of some players, including hedge funds
- Stable VaR represents portfolio diversification in the face of higher volatility

Pro forma Markets revenue by division ($m)	1H08	2H08	1H09
Foreign Exchange and Commodities, Carbon and Energy (FX & CCE)	223	272	511
Equities[1]	(5)	(15)	(1)
Debt markets sales and trading	132	57	203
Total	**350**	**314**	**713**
Pro forma Markets revenue ($m)	**1H08**	**2H08**	**1H09**
Customer activity	180	190	337
Trading	170	124	376
Total	**350**	**314**	**713**
Average VaR[2]	7.1	9.5	9.3

1. Represents Structured Products component of Equities business only. 2. VaR at 99% confidence level, 1 day hold period.

37 Investor Discussion Pack May 2009

Westpac

Treasury – a strong contribution to earnings Strong Treasury result reflects positioning for lower rates and basis positions in both short end and cross currency derivatives markets Higher Treasury VaR reflects increased market volatility despite little change in structural risk positions 301 183 101 Cash earnings 450 231 158 Net interest income 14 57 (1) Non-interest income 41.4 464 1H09 22.9 288 2H08 9.9 157 1H08 Average VaR1 Total revenue Pro forma Treasury revenue ($m) 1. VaR at 99% confidence level, 1 day hold period. 2. Indexed July 2006 = 1 Markets Income Increase in relative VaR2 (index) 0 2 4 6 8 10 12 3yr AUD bond future 2nd AUD bank bill future Bills / LIBOR 3yr AUD AA bank credit spreads Jan-07 Jan-08 Jan-09 Mar-09

Expense growth easing matching the tougher environment Expense to income1 ratio down 4.4 percentage points from 1H08 to 40.4% Banking expense to income ratio 38.5% Expense growth of 4% in 1H09 Employee expenses up 4%: General wage increases and higher front line staff boosting growth Lower head office and support staff, including from merger Equipment and occupancy up 3%: Lower software amortisation offset by increases in the distribution network Other expenses up 5%: Higher credit card loyalty costs Lower legal, advertising and travel expenses Achieved $22m in merger savings in the half with the impact more pronounced in 2H09 Expense growth lower in businesses more impacted by current environment (BT, NZ, WIB); higher in Westpac RBB and St.George Expenses Group - expense to income (%) 1. Pro forma basis Continuing to invest Expense growth by business unit 2H08 – 1H09 (%) Businesses more impacted by current conditions 47 48 46 40 45 48 49 50 50 53 44 45 42 38 40 42 44 46 48 50 52 54 1H03 2H03 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09 AGAAP A-IFRS (cash earnings basis) Pro forma (cash earnings basis) 0 2 4 6 8 New Zealand BT WIB St.George Westpac RBB Total Group

Impairment charges Impairment charges as a proportion of gross loans increased by 42bps1 on 2H08: Increases in both individually assessed and collectively assessed provisions Increase in the economic overlay given uncertain economic outlook A small number of large corporate exposures becoming impaired Weakness in asset markets combined with the closure of certain funds has also contributed to impairments in a small number of concentrated margin lending portfolios An increase in customer financial stress as domestic economic activity slows, particularly in the commercial business segment (facilities $10m to $100m) In New Zealand, stress has been more broadly spread across business, particularly property, and consumer, reflecting an economy that has been in recession since early 2008 Impairment Charges Impairment charge to average gross loans (bps) Note: 2000 – 2005 reported under AGAAP. 2006 onwards reported on A-IFRS basis 1. Pro forma basis 32 33 31 23 19 21 23 36 73 17 19 17 31 78 0 20 40 60 80 100 2000 2001 2002 2003 2004 2005 2006 2007 2008 1H09 incl. SGB Ratio adjusted for the reclassification of interest

Impairment charge increase consistent with environment Impairment Charges 541 (62) 395 161 234 208 (58) 266 Charge 1H081 ($m) Increases due to increased collective pool (45) (107) Interest adjustments Increase in stressed exposures across all business units, particularly in the commercial sector 219 461 New collectively assessed Further increase in economic overlay ($112m compared to $31m charge in 1H08) 81 Collectively assessed Individually assessed 347 742 Total collectively assessed 768 976 Total individually assessed 1,611 281 (54) 1,030 Charge 1H091 ($m) WIB, from 3 large corporate exposures, increases in stress in the Premium Business Group and higher margin lending provisions 567 Predominantly in the cards portfolio, including from lower debt sale prices 47 Write-offs Comments Change over 1H08 ($m) Category 1,070 4 197 Total impairment charge Write-backs and recoveries St.George ($110m) mainly due to commercial property and New Zealand ($48m) across both business and housing sectors New individually assessed 1. Pro forma basis

Asset Quality and Risk Management May 2009

Increased provisioning levels, leading peers Asset Quality 48.4% 45.4% 44.2% Impairment provisions to impaired assets 152bps 113bps 104bps Collective provision to performing non-housing loans 160bps 111bps 100bps Total provisions to total RWA 125bps 105bps 94bps Collective provision to credit RWA Westpac incl. St.George Westpac Westpac 99bps 1H09 62bps 1H08 69bps 2H08 Total provisions to gross loans Key coverage ratios Collective provisions to credit RWA (%) Source: Westpac, Company data. CBA as at 30 December 2008 Impairment provisions to gross impaired assets (%) Source: Westpac, Company data. CBA as at 30 December 2008 1.25% 1.06% 0.89% 0.95% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% WBC ANZ NAB CBA 48.4% 36.1% 33.5% 41.8% 0% 10% 20% 30% 40% 50% 60% WBC ANZ NAB CBA

Material increase in balance sheet provisions Asset Quality Individually assessed provisions ($m) Collectively assessed provisions ($m) $413m $1,416m1 $1,761m $3,067m1 Equal to 125bps of credit RWA 1. Includes the addition of St.George provision balances 0 200 400 600 800 1,000 1,200 1,400 1,600 2H08 Westpac only 1H09 incl. SGB Aust. Consumer Aust. Business BT & Pacific Banking New Zealand WIB Top 5 single names 251 510 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2H08 Westpac only 1H09 incl. SGB Economic overlay Transaction managed portfolio Consumer portfolio

Significant rise in stressed exposures Asset Quality 1. Westpac’s impaired assets from 2005 reflect APRA's prudential approach to the adoption of A-IFRS by ADIs to include consumer accounts > 90 days past due but not well secured Stressed exposures as a % of total committed exposures (TCE) Sharp rise in stressed loans Impaired assets up 26bps from FY08 90 days past due well secured higher from mortgages and small business Stressed facilities higher particularly commercial segment, including property Risk profile little changed after merger with St.George Business unit contribution to changes in stressed exposures (bps) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 2001 2002 2003 2004 2005 2006 2007 2008 1H09 1H09 incl. SGB Watchlist & substandard 90 days past due well secured Impaired¹ 130 210 206 0 4 10 1 19 46 100 120 140 160 180 200 220 2008 WBC RBB Cons. WBC RBB Bus. WIB Wealth NZ PB 1H09 1H09 incl. SGB

Movement in stressed exposures by business units Asset Quality Predominantly 3 large corporate exposures approx $700m & margin lending Mostly business Mostly residential property development exposures moving down from Watchlist & Substandard Mostly commercial property and mortgages Movement in impaired assets by business unit (bps) Movement in Watchlist and Substandard assets by business unit (bps) Higher stress across portfolio, mostly in business Rise predominantly commercial business ($10m -$100m) including commercial property Lower stressed as some facilities moved to impaired Rise due to property  1. Pro forma basis 24 50 3 7 15 1 0 10 20 30 40 50 60 70 2H081 Westpac RBB WIB St.George NZ 1H09 116 156 1 12 (2) 20 9 0 20 40 60 80 100 120 140 160 180 200 2H081 Westpac RBB WIB St.George NZ Other 1H09

Institutional loan portfolio – well provisioned Stressed exposures 2.5% of the WIB portfolio1 at 1H09 Impaired assets 0.7% of the WIB portfolio1, predominantly: Exposure to ABC Learning, Allco and Babcock and Brown International (approx. $700m in total) Small number of margin loans Increase in Watchlist and Substandard assets reflects: Downgrades of customers predominantly in commercial segment (facilities $10m - $100m) A different portfolio mix, incorporating Premium Business Group and a small number of St.George customers transferred to WIB Significant increase in provisions in response to deteriorating environment Asset Quality 1. WIB in 1H09 includes Equities, Premium Business Group (which was transferred from Westpac RBB during 1H09) and a small number of St.George corporate and institutional customers. Comparatives have not been restated and do not include PBG or St.George customers. WIB provisions ($m) Stressed exposures as a % of WIB TCE (%) 0 400 800 1,200 1,600 2,000 2,400 2H08 1H091 Top 4 Single Names (IAP) Other IAP CAP 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2001 2002 2003 2004 2005 2006 2007 2008 1H091 Watchlist & substandard 90 days past due well secured Impaired

Australian business portfolio – Westpac RBB asset quality Westpac RBB business portfolio impacted by slower demand associated with weakening economic activity Increase in Westpac RBB stressed exposures by 92bps from Sep 08 to 3.88% Top 20 stressed customer groups account for 23% of stressed exposures Small businesses have performed relatively well to date although increased stress is also evident Impaired exposures increased by 11bps over 2008 to 0.42% Top 10 impaired customer groups account for 52% of impaired exposures at 1H09 Low relative stressed exposures compared to other business units is due to the Westpac RBB portfolio predominantly comprising small companies (typically facilities under $15m) Asset Quality Westpac RBB stressed exposures as a % of Westpac RBB business TCE1 (%) 1. Westpac RBB incl. Premium Business Group (PBG) Westpac RBB ex-PBG Westpac RBB business lending by size % of TCE2 TCE is total committed exposure. 2. Total business TCE split by customer group TCE band 0.0 1.0 2.0 3.0 4.0 5.0 2001 2002 2003 2004 2005 2006 2007 2008 1H09 Watchlist & Substandard 90 Days past due well secured Impaired 81% 12% 7% <$10m $10m - <$25m >$25m

Australian business portfolio – St.George asset quality Alignment of risk policies, processes and risk grades at St.George is well progressed with over 3,000 files reviewed Given the realignment, comparisons with prior periods is not possible St.George has a broad business portfolio including larger facilities (typically up to $150m) and a higher level of commercial and property exposures This mix means the St.George portfolio has experienced an increase in impaired facilities over the half, consistent with the deterioration in the commercial business segment Impaired loans have increased to 1.46% of TCE from 0.26% at Sept 08 Rise predominantly due to residential property development exposures that have been downgraded from Watchlist Asset Quality St.George stressed exposures as a % of St.George business TCE1 (%) 1. TCE is total committed exposure. 2. Total business TCE split by customer group TCE band St.George business lending by size % of TCE2 0.0 1.0 2.0 3.0 4.0 5.0 6.0 1H09 Watchlist & Substandard 90 Days past due well secured Impaired 42% 16% 42% <$10m $10m - <$25m >$25m

Asset Quality Australian business portfolio – well diversified

- Australian business portfolio (Westpac RBB and St.George) is well diversified across industries, customers and geography
- Broad-based economic slowdown in 1H09 has seen customers under stress spread across geographies and industries:
  - However, greater recent stress in QLD and WA, primarily due to the impacts of mining activity slowdown and general economic deterioration
  - Higher levels of stress in commercial property development, manufacturing, wholesale trade, pubs and clubs and mining services
- Property exposures are currently performing in line with the overall portfolio:
  - Majority of stressed property exposures relate to property developments and land banks
  - Gold Coast and WA property markets have been the most impacted

Australian business exposures by industry	% of Aust. business portfolio	% of Aust. business stressed[1] TCE
Agriculture, Forestry and Fishing	8.4%	9.8%
Manufacturing	7.4%	9.7%
Wholesale trade	5.6%	6.9%
Retail trade	8.5%	5.7%
Accommodation, cafes and restaurants	5.0%	6.8%
Transport and storage	4.5%	3.8%
Finance and insurance	3.4%	1.9%
Property	28.0%	32.4%
All other industries	29.1%	22.9%
Australian business exposures by geography	**% of Aust. business portfolio**	**% of Aust. business stressed[1] TCE**
VIC	17.3%	13.6%
NSW/ACT	38.8%	42.3%
QLD	18.5%	18.7%
SA	12.4%	11.1%
WA	13.0%	14.3%

1. Stressed exposures include watchlist, substandard, 90 past due well secured and impaired assets for the business portfolios included in Westpac RBB and St.George

50 Investor Discussion Pack May 2009 Westpac

New Zealand business portfolio experiencing higher stress in difficult environment New Zealand stressed exposures increased by 201bps on 2H08 to 4.92% Business customers continued to be impacted by the recessionary environment, particularly in the property sector as property prices continue to decline Watchlist and Substandard exposures increased by 151bps Watchlist focus covers all sectors as the recession in New Zealand deepens Impaired exposures increased by 36bps Asset Quality 1. TCE is total committed exposure Stressed exposures as a % of New Zealand TCE1 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 2001 2002 2003 2004 2005 2006 2007 2008 1H09 Watchlist and Substandard 90 days past due well secured Impaired 12% 1% 11% 21% 3% 3% 0% 1% 1% 40% 6%

Low risk balance sheet composition Asset Quality 1. Exposure by booking office Total exposure by region (%) as at 31 Mar 2009 On balance sheet lending (%) as at 31 Mar 2009 *Other consumer includes credit cards, margin lending and personal loans 9% 63,299 - 28 4 4,443 58,824 BB- to B+ Exposure by risk grade1 as at 31 March 2009 ($m) % of Total <1% <1% <1% 10% 89% Exposure by region (%) 6% 44% 2% 11% 9% 8% 11% 657,303 1,446 3,992 4,802 64,886 582,177 Total committed exposure 40,246 - - - 3,781 36,465 Unsecured consumer 286,647 - - - 30,819 255,828 Secured consumer 11,931 - 47 199 2,386 9,299 <B+ 72,690 112 545 601 8,345 63,087 BB+ to BB 58,294 227 1,508 1,506 7,824 47,229 BBB+ to BBB- 50,561 445 1,642 1,628 2,982 43,864 A+ to A- 73,635 662 222 864 4,306 67,581 AAA to AA- Group Asia Europe Americas NZ / Pacific Australia Risk grade Other, 1% Australia, 89% NZ/Pacific, 10% Slice 5, Mortgages, 58% Other consumer*, 5% Corporate, 13% Business, 25%

Portfolio focused on residential mortgages Total Committed Exposure1 by customer segment Total Committed Business / Corporate exposure1 by risk grade 1. Total committed exposures include outstanding facilities and un-drawn commitments that may give rise to lending risk or pre-settlement risk *Other consumer includes credit cards, personal lending and margin lending. Asset Quality Business exposures and Consumer mortgages have increased as a proportion of total committed exposures following the merger with St.George Increase in SME (BB+ to B+) exposures following the merger with St.George 18% 18% 17% 20% 12% 12% 12% 9% 7% 8% 9% 8% 2% 2% 1% 0.7% 11% 12% 15% 15% 0% 10% 20% 30% 40% 50% 60% Mar-08 Sep-08 Mar-09 Mar-09 incl. SGB <B+ BB+ to B+ BBB+ to BBB- A+ to A- AAA to AA- 40% 40% 42% 44% 19% 19% 19% 21% 34% 35% 33% 29% 7% 6% 6% 6% 0% 20% 40% 60% 80% 100% Mar-08 Sep-08 Mar-09 Mar-09 incl. SGB Other Consumer* Consumer Mortgages Business Corporate

Asset Quality Low single name concentrations Single name concentrations continue to be below 2% of total committed exposures Top 10 exposures to corporations and NBFIs – as at 31 March 2009 ($m) S&P rating or equivalent $m Top 10 exposures to corporations and NBFIs –as a % of total committed exposure (%) Following recent market events, Westpac has reassessed the aggregation of certain related parties, leading to the aggregation of a small number of previously non-aggregated counterparties *Average grade of performing facilities shown. Total exposure shown includes one impaired facility to related party of net $117m A- A+ A- AA BB+ A- A BBB BB+* A 0 400 800 1,200 1,600 2,000 0.0% 1.0% 2.0% 3.0% 2000 2001 2002 2003 2004 2005 2006 2007 2008 1H09 incl. SGB

Portfolio well diversified across industries Total Committed Exposure and Outstandings – as at 31 Mar 2009 ($m) Asset Quality Notes: Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors Property includes both residential and non-residential property investors and developers, and excludes real estate agents Construction includes building and non-building construction, and industries servicing the construction sector Undrawn includes commitments that may give rise to lending risk Changes in classifications from previous slide packs have been made to align to annual report disclosures 0 20,000 40,000 60,000 80,000 100,000 Other Mining Government, administration and defence Accomodation, cafes and restaurants Construction Utilities Property services and business services Agriculture, forestry and fishing Transport and storage Services Trade Manufacturing Property Finance and insurance Outstandings Undrawn commitments

Commercial property showing signs of additional stress 4.4% WIB diversified property groups and property trusts 7.5% NSW 20.3% NZ & Pacific 2.0% SA & NT 5.6% WA 5.8% QLD 2.1% VIC % of property exposures in stressed categories by region property TCE (%)1,2 Asset Quality 1. Stressed exposures include watchlist, substandard, 90 past due well secured and impaired assets. 2. Shown by booking office location 3.61% 0.83% 330,410 1H09 Total Transaction-managed Portfolio 6.29% 1.47% 63,050 1H09 WBC+SGB 2.06% 5.83% 2.84% Stressed1 assets as a % of TCE 0.50% 1.04% 0.40% Impaired assets as a % of TCE 657,303 1H09 41,198 1H09 WBC 2H08 WBC Total Portfolio 41,279 Total committed exposures ($m) Property portfolio Additional stress in the commercial property portfolio has emerged over the half, particularly in the second quarter of 2009 Outlook for property sector taken into account in economic overlay Stressed property loans contain a relatively high share of exposures to: Large companies experiencing re-financing risk; New Zealand; and Developers

Commercial property – key segment trends Asset Quality 5.7% 20% 3.9% % of exposures stressed More stress evident - valuation adjustments flowing through the portfolio. Take-out risk has increased for property developments Commercial, incl. PBG & St.George: Portfolio generally performing well Low LVR, diversified exposures (multiple properties) Have been able to raise equity, although markets now more difficult Institutional: Significantly affected by the demise of some finance companies and mortgage trusts Depressed property values have reduced the ability of developers to sell stock and seen some pre-sale defaults New Zealand A very diverse portfolio Borrowers generally have other sources of income Australia <$10m Australia >$10m Comments Property Market Segment

Asset Quality

Commercial property portfolio well diversified; lending standards tightened in response to conditions

- Following the St.George merger, the property portfolio as a proportion of TCE has increased from 8.2% to 9.6%
- St.George commercial property portfolio integrated into Group property limits, with management of approx. 60 large property names transferred to WIB
- Portfolio remains well diversified across names, states and sectors
  - Sub-limits for developers, investors, LPTs and DPGs >$10m actively monitored to limit concentrations
  - Approx. 1,000 customers within exposure >$10m category
- Given environment, changes to the management of the commercial property portfolio have included:
  - Policies aligned across Westpac and St.George
  - Maximum LVR for investment and development lending (irrespective of pre-sales) reduced
  - Minimum Interest Cover Ratio (ICR) aligned across the organisation (increased in some business units)
  - Maximum term for new lending reduced
  - Return hurdles increased to reflect increased cost of funds and risk profile
  - Substantially reduced appetite for higher risk areas

Property portfolio composition[1] (%)


20%
18%
16%
46%
Exposures <$10m
Developers >$10m
Investors >$10m
DPG & PT >$10m
10%
12%
21%
57%
Commercial
Residential
Retail
Industrial
6%
9%
7%
16%
20%
17%
25%
NSW & ACT
VIC
QLD
SA & NT
WA
NZ & Pacific
DPG & PT

1. DPG & PT is Diversified Property Groups and Property Trusts.

58 Investor Discussion Pack May 2009

Westpac

Asset Quality

Credit derivatives portfolio

CDSs, CDOs and CLOs
as at
31 March 2009

- Westpac manages a portfolio of credit derivatives to enhance the economic profit of the institutional bank (WIB) loan portfolio. Target hedging between 5% and 15% of the WIB loan portfolio
- All CDSs, CDOs and CLOs held on balance sheet and marked-to-market by an independent middle office derived from external marks
- Cumulative mark-to-market on the portfolio is positive year-to-date
- Underlying exposures through CDSs, CDOs and CLOs include global and Australian corporate and institutional risk
- No direct exposure to US mortgages or other US ABS product
- CDS - around 20 counterparties; no US monolines; netting and collateral agreements in place
- All credit exposures are individually assessed and internally rated in line with our normal credit criteria; no credit intermediation trades
- Majority of positions purchased within last 18 months and all are performing

Credit Portfolio position[1]	30 Sep 2008	31 Mar 2009
WIB corporate lending	\$51.5bn[2]	\$75.2bn[2,3]
Net bought protection (CDS)	\$5.2bn	\$5.4bn
CDOs, CLOs and Portfolio CDS investments	\$0.7bn	\$0.9bn

1. Position size includes impact of FX movements 2. Excludes margin lending and Private Bank Asia; includes securitisation and asset finance 3. WIB includes Premium Business Group, which was transferred from Westpac RBB during 1H09 and a small number of St.George corporate and institutional customers.

59 Investor Discussion Pack May 2009

Asset Quality

Asset-Backed Commercial Paper (ABCP) conduits

Westpac-sponsored ABCP conduit as at 31 March 2009	• Waratah Receivables Corporation – approx. A$2.9bn outstanding • In operation since 1994, offering quality Australian and New Zealand assets originated by Westpac customers, primarily prime mortgages (no sub-prime) • Does not purchase securities in secondary markets • No liquidity drawn as at 31 March 2009
St.George-sponsored ABCP conduit as at 31 March 2009	• Crusade CP No.1 Pty Limited – approx. A$644m outstanding. • Primarily diversified corporate debt securities, including wrapped bonds, and mortgage backed securities • Fully funded on balance sheet as at 31 March 2009 • Plans in place to wind down portfolio
Liquidity facilities as at 31 March 2009	• Liquidity facilities to external customer conduits approx. A$1,119m - US$ related receivables A$81m (A$4m drawn) - A$ related receivables A$660m (A$173m drawn) - NZ$ related receivables A$378m (A$202m drawn)

60 Investor Discussion Pack May 2009

Westpac

Other exposures – ABS and monoline insurers Holding of ‘wrapped’ loans and bonds totals A$868m: A$284m originated by Westpac, A$584m originated by St.George Exposures comprises A$651m of wrapped bonds, including A$450m held in the St.George sponsored Crusade CP conduit, and $217m of wrapped debt Wrapped loans and bonds are investment grade and predominately infrastructure/utilities related. Credit assessment is conducted on the underlying borrower/counterparty Monoline insurance exposures as at 31 March 2009 ABS positions are held for market making and customer facilitation Holding UK AAA-rated RMBS (A$74.3m) and Australian AAA-rated (A$1.187bn) and AA-rated (A$11.5m) RMBS Small holding of CMBS, rated AAA (A$169.1m), A (A$2.8m) and BBB (A$9.1m) Treasury also holds A$2.5bn RMBS in its liquidity book – all currently rated AAA, all backed by prime Australian residential mortgages, all available for repo with a central bank in normal daily open market operations Asset Backed Securities (ABS) as at 31 March 2009 Asset Quality

Asset Quality Other exposures – hedge funds and private equity

Hedge funds as at 31 March 2009	• Little direct lending to hedge funds (approx. A$22.9m) • Some indirect exposure to hedge funds via Financial Markets business, largely via FX and interest rate swap products, which are fully collateralised (net exposure approx. A$11m)
Fund of hedge funds (FOHF) as at 31 March 2009	• Westpac has exposure to diversified funds that invest in hedge funds (net exposure approx. A$298m)
Fund of hedge funds managers as at 31 March 2009	• Westpac has exposure to managers that operate primarily in the FOHF market (net exposures approx. A$229m)
Private equity as at 31 March 2009	• Current exposure A$4.2bn (representing 0.6% of Group total committed exposures), with $3.4bn originated by WIB, $0.5bn by PBG and $0.3bn by New Zealand Retail • Total of 87 transactions, well diversified across a broad range of industries, with an average deal size of approx. $48m • 80% of portfolio by exposure (66 accounts) in performing grades; 19% of portfolio by exposure (19 accounts) in Watchlist and Substandard categories; 2 accounts impaired (total impaired exposure A$47.6m) with appropriate provisions

62 Investor Discussion Pack May 2009 Westpac

Australian Consumer Asset Quality

Australian consumer portfolio – Some deterioration but continues to perform well

- Australian Consumer quality remains relatively sound in comparison to the global experience
- However gradual rise in delinquencies as the economy slows:
  - Credit Cards 90+ day delinquencies up 12 bps from 2H08 to 95bps
  - Mortgage 90+ days delinquency up 10bps from 2H08 to 46bps
- Losses remain low:
  - Mortgage losses[1,2] remain in line with expectations, $9m for 1H09
- Responding to environment with tighter lending standards and focus on collections and risk systems
- Expect the consumer segment performance to be correlated with unemployment

Australian mortgage[3] and credit cards 90+ days delinquencies (%)


1.0%
0.8%
0.5%
0.3%
0.0%
Credit cards
Mortgages
Mar-07
Jun-07
Sep-07
Dec-07
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09

1. Net of mortgage insurance. 2. Before collective and individually assessed provision charges. 3. Mortgages include Westpac and St.George only excl. RAMS $4bn portfolio

63 Investor Discussion Pack May 2009 Westpac

Tightening lending standards to protect the portfolio Responding appropriately to difficult economic environment by tightening lending standards All brands operate within the Westpac Group’s risk appetite Mortgages: Reduced maximum LVR to 95% for existing customers and RAMS franchisee customers; and 90% for all new customers Put a floor in interest rate serviceability buffer - all loans assessed on ability to repay with a minimum interest rate (if rates go down, the buffer increases) Strict requirement on genuine savings, limitations on use of First Home Owner’s Grant Various other restrictions on higher LVR loans Unsecured Lending: Tightened approval criteria on Credit Cards and Personal Loans Reduced income weighting factors on non-core income such as overtime and commissions Enhanced income verification including further documented proof of income More conservative Credit Limit increase policy New Collections operating model with a focus on specialist skills Australian Consumer Asset Quality

Prior investments in risk management systems have positioned portfolio well Investment in collections capabilities in prior years has seen early cycle delinquencies trend down over a long period of time Credit Cards 1-29 day delinquencies down 10bps over the last 12 months, personal loan 1-29 day delinquencies down 49bps, despite tougher economic conditions Limits the number of customers entering late cycle delinquencies and enhances recovery rates Attributable to: Introduction of advanced risk segmentation in collections strategies within both Westpac and St.George More collections resources Australian Consumer Asset Quality Australian credit cards 1-29 day delinquencies (%) Australian personal loans 1-29 day delinquencies (%) 5.5% 6.0% 6.5% 7.0% 7.5% Mar-04 Sep-04 Mar-05 Sep-05 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09 4.0% 4.5% 5.0% 5.5% 6.0% 6.5%

Australian Consumer - customers de-leveraging Customers are taking a more conservative approach to finances and paying down debt More than 73% of Australian mortgage customers are ahead on repayments: Some customers keeping repayment levels at pre-425bps cut levels to stay ahead on repayments Australian customers also paying more off their credit cards: Average credit card payments to balance ratio up 150bps from 1H07 to 41.2% in 1H09 Westpac RBB ratio has increased to 44%, supported by a higher proportion of premium, loyalty-based cards in the portfolio St.George ratio is lower at 29%, given higher proportion of cards in low rate Vertigo portfolio Australian Consumer Asset Quality Australian credit card average payments to balance ratio (%) Australian mortgage customer accounts – payments ahead (%) 38% 39% 40% 41% 42% 2H06 1H07 2H07 1H08 2H08 1H09 0% 10% 20% 30% Behind On time Up to 1 Month 1 to 12 12 to 24 Over 24 Sep-08 Mar-09

Australian Consumer - assisting customers in hardship Over the last 12 months there has been an increase in the number of hardship cases across both Westpac and St.George: Rapidly deteriorating economy Reduced customer incomes Westpac Assist extended to small business Hardship approaches for Westpac and St.George have been aligned Significant assistance for customers affected by the VIC Bushfires and Qld Floods Over 650 customers across both Westpac and St.George assisted Support provided to over 400 mortgage and over 300 credit cards customers Australian Consumer Asset Quality Australian delinquent mortgage1 customers in hardship assisted 1. Chart shows new cases for Westpac and St.George only excl. RAMS 0 200 400 600 800 1,000 1,200 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09

Difference in Westpac and St.George consumer portfolios Mortgages: Westpac has 82% of its book variable rate, versus St.George at 74% Low Doc proportions broadly similar Average LVR of portfolio at origination 68% both for Westpac and St.George Geographic concentration NSW higher for St.George VIC and WA higher concentration for Westpac due to Bank of Melbourne and Challenge Bank mergers SA higher concentration for St.George due to BankSA Credit cards: Relative to Westpac’s portfolio (approx. $7.5bn), St.George has a small portfolio (approx $1.8bn) with more low rate cards/revolvers Australian Consumer Asset Quality Australian mortgage book by state (%) Australian credit card portfolio composition (%) 0% 10% 20% 30% 40% 50% 60% NSW/ACT Vic/Tas Qld SA/NT WA Westpac Australia St George Westpac Australia & St.George All banks 0% 25% 50% 75% 100% SGB - Sep 08 SGB - Mar 09 WBC - Sep 08 WBC - Mar 09 Total - Sept 08 Total - Mar 09 Low Rate Other

Credit card portfolio – portfolio quality sound Australian credit cards 90+ day delinquencies 95bps at 1H09 Up 6bps on 1H08 Up 12 bps on 2H08 Delinquencies are below industry benchmarks, due mainly to larger Westpac portfolio being well seasoned; St.George delinquencies in line with industry Prepared for further deterioration in line with increased unemployment, with focus on: Quality customer origination, including tighter approval processes Account management, including more conservative policies on limit increases Targeted collections programs Australian Consumer Asset Quality Australian credit cards 90+ delinquencies (%) 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar 90+ (2008-2009) 90+ (2007-2008)

Australian mortgage portfolio – gradual rise in delinquencies but losses remain low Australian mortgage portfolio is experiencing rising delinquencies: 90+ day mortgage delinquencies 46bps, up 15bps over 1H08 Westpac up 9bps to 0.43% and St.George up 26bps to 0.52%, due to differences in portfolio mix However, total portfolio losses remain low, due to low LVRs, mortgage insurance and sound underwriting standards: Over the last 6 months, Australian mortgage losses1 were $9m – very low by global standards Properties in possession remain low: 294 properties at March 2009 vs 2008 average of 240 properties Australian mortgage2 90+ days delinquencies by state (%) 30+ days past due 90+ days past due Australian mortgage2 delinquencies (%) Australian Consumer Asset Quality 1. Net of mortgage insurance and before collective and individually assessed provision charges. 2. Westpac and St.George only excl. RAMS Loss rate 0.0% 0.2% 0.4% 0.6% Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09 NSW VIC QLD SA WA 0.0% 0.5% 1.0% 1.5% Mar-05 Sep-05 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09

Australian mortgage portfolio risk profile remains sound Australian mortgage portfolio $234bn All mortgages to prime borrowers - no sub-prime mortgages Low Doc lending, approx 8% of portfolio, has additional risk mitigants: Lower LVRs – max 60% LVR without insurance, max 82% LVR with insurance To date, a total of 8 Low Doc claims for mortgage insurance totalling $430k Managing the portfolio to ensure risk appetite is maintained, including: Lower LVRs on new lending Additional lending restrictions to high end LVR mortgages, including limited postcode locations, security types, loan size and loan purpose Targeted collections initiatives Australian Consumer Asset Quality Australian mortgage1 portfolio2 ($bn) 16% 47% 37% 1. Represents all brands (Westpac, RAMs and St.George) as indicated 2. Figures represent average balances over the half Proportion of portfolio 67 73 74 108 56 61 84 59 36 13 13 14 0 50 100 150 200 250 1H08 WBC 2H08 WBC 1H09 WBC 1H09 WBC+SGB Portfolio loan/line of credit Investment Owner occupied

Low LVRs provide collateral coverage Well collateralised mortgage portfolio: More than 83% of the portfolio with an LVR 80% or less, based on current outstanding balance and original valuation Low LVRs provides cover against significant fall in house prices Additional cover from mortgage insurance, required where: Standard mortgage LVR >80% Low Doc mortgage LVR >60% Approx. 17% of mortgages originated with an LVR >80% Less than 7% of mortgages originated with an LVR >90% 71% 49% 68% Total1 WBC WBC 1H09 70% 44% 67% 2H08 1H08 69% Average LVR of new loans2 Australian mortgage portfolio 67% Average LVR of portfolio at origination 46% Average LVR based on current outstanding balances and value at origination Australian mortgage1 portfolio LVR distribution (%) Loan-to-Value Ratio (LVR) band % of portfolio 1. Includes Westpac and St.George excl RAMS. 2. Average LVR of new loans is for the 12 months to 31 March 2009. Australian Consumer Asset Quality 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 0-60% 60-70% 70-80% 80-90% 90-95% 95-97% 97-100% LVR at origination LVR current outstanding balance & original valuation

Australian residential mortgage market fundamentals are better than international counterparts Majority of loans (~75%) are floating rate Majority of interest rate reductions being passed through Non-conforming and sub-prime loans not offered by major banks RBA estimates sub-prime lending approx. 1% of the Australian market (vs ~15% in the US) No “step-up/ARM” loans Low loan-to-value ratios For mortgage-insured loans, mortgage insurance covers the entire loan Fixed rate loans for relatively short periods – generally 3 to 5 years Interest payments on primary residence are not tax deductible – generally leads to mortgages being paid off quickly Banks in Australia have recourse to the borrower, not just the home Non-performing housing loans (%) per cent of loans1 1. Per cent of loans by value. Includes ‘impaired’ loans unless otherwise stated. For Australia, only includes loans 90+ days in arrears prior to September 2003. 2. Banks only. 3. Per cent of loans by number that are 90+ days in arrears. Sources: RBA; APRA; Bank of Spain; Canadian Bankers’ Association; Council of Mortgage Lenders; FDIC. 4. Securitised loans. Sources: RBA, Perpetual Australian housing loan arrears by lender type4 (%) 90+ days past due, per cent of outstandings Australian Consumer Asset Quality 0 1 2 3 4 5 6 1991 1994 1997 2000 2003 2006 2009 Spain UK3 US2 Canada2,3 Australia2 0.0 0.2 0.4 0.6 0.8 1.0 1.2 2003 2004 2005 2006 2007 2008 2009 Non-ADIs ADIs

Asset Quality Lenders Mortgage Insurance – managing risk transfer

- The Group has 2 captive mortgage insurers:
  - Westpac Lenders Mortgage Insurance (WLMI)
  - St.George Insurance Australia (SGIA)[1]
- Conservatively positioned - focus on risk management and underwriting profit, not investment returns:
  - WLMI all investments in cash
  - SGIA de-risked – portfolio moving to cash
- Underwriting standards tightened and premiums increased
- Reinsurance arrangements transfer risk away from the bank and provide cover during periods of extremely high claims
- Both WLMI and SGIA are strongly capitalised (separate from bank capital) and subject to APRA regulation:
  - WLMI capitalised at 1.28x MCR[2] as at Mar 09
  - SGIA at 1.51x MCR[2] as at Mar 09
- Stress testing is conducted on both portfolios to ensure that captive insurers hold sufficient capital to cover mortgage claims arising from a stressed mortgage environment
- Scenarios confirm sufficient capital to fund claims arising from events with return periods of up to 1 in 250 years
  - In a 1 in 250 years loss scenario, estimated losses for WLMI $168m and SGIA $175m (combined, net of re-insurance recoveries)

Lenders Mortgage Insurance structure


79%
Westpac Aust. Consumer residential mortgages not covered by LMI
21%
Westpac Aust. Consumer mortgages covered by WLMI & SGIA
WLMI
Provides cover for residential mortgages originated under the Westpac and RAMS brands
SGIA
Provides cover for residential mortgages originated under the St.George brand
Reinsurance
Genworth Aust. quota share
30% of Westpac risk, and 60% of RAMS risk, is protected by quota share reinsurance
Stop loss reinsurance
Retained risk is protected by a two layer stop loss reinsurance programme
Reinsurance
Quota share
Exploring options to add additional quote share reinsurance layer
Stop loss reinsurance
100% of risk is retained and protected by a stop loss reinsurance programme

1. SGIA is rated AA-/Aa3, Stable outlook. 2. The MCR is an insurers Minimum Capital Requirement. The MCR is determined having regard to a range of risk factors that may threaten the ability of the insurer to meet policyholder obligations.

74 Investor Discussion Pack May 2009
Westpac

New Zealand consumer portfolio Continued recession has further impacted NZ consumer delinquencies Mortgage 90 day delinquencies up 35bps from Sep 08 to 82bps Other consumer delinquencies up 38bps from Sep 08 to191bps Most of the increase is due to a policy change in personal lending where facilities are now written off later (180 days) Credit cards (representing approx. 90% of unsecured TCE) delinquencies are little changed from Sep 08 at 123bps A range of initiatives have been employed to ensure credit risks are being effectively managed, including: Ensuring asset management teams are appropriately staffed Enlisting branches to participate in the early detection of problem loans and actively contacting customers in early delinquency Utilising collections strategies successfully applied in Australia New Zealand Consumer Asset Quality New Zealand 90+ day delinquencies1 (%) 1. Note: increases in New Zealand other consumer lending delinquencies also impacted by change in write-off methodology for personal loans Other consumer Mortgages 0.82 1.91 0 0.5 1 1.5 2 2.5 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09

Business Unit Performance May 2009

Strong cash earnings, built on solid growth Cash earnings up 17% on 1H08 Net interest income up 17% supported by growth in: Mortgages (incl. RAMS) up 15% Credit cards up 1% Business lending up 8% Deposits 21% Overall margins up 10bps Non-interest income up 3%: Significant one-off increase from loyalty card point redemptions Reduced transaction fees from migration to lower fee accounts Expenses up 7%: Increase in distribution Full half year impact of RAMS franchise distribution business Increased redemption expenses from withdrawal of Qantas from the Altitude program Impairment charges up 38% Consumer performing well, $15m impairment rise mostly due to credit cards Business impairments up $47m in line with deteriorating operating environment Westpac RBB Rolling out Westpac Local Model Additional 258 customer facing employees 3 new branches and 2 new business banking centres 29 refurbished branches 2.36 products per consumer customer, sector leading Investing in the franchise Westpac RBB cash earnings ($m) 17% growth 843 349 18 (96) (62) (62) 990 400 600 800 1,000 1,200 1,400 1H08 Net Interest Income Non - Interest Income Expenses Impairment charges Tax 1H09

Deposits consistently growing ahead of system Deposit growth very strong, up 21% 1.3x banking system1 Growth in customer accounts, driven by new to Bank customers Increased deposit gathering focus in bankers’ scorecards Focussed marketing campaign Term deposits represent 38% of deposits Grew by 53% and contributed 72% of total deposit growth Deposit spreads down 36bps Significant increase in competition Mix impact from strong growth in lower spread term deposits and online savings products Incurring high costs on deeming accounts as rates have not been reset by government Westpac RBB Average deposit spreads2 (%) Deposit balances ($bn) 1. APRA Monthly Banking Statistics, March 2009. 2. Includes transfer pricing 2.31 1.95 2.29 1.0 2.0 3.0 1H08 2H08 1H09 0 20 40 60 80 100 1H08 2H08 1H09 Transactions Term Deposits Savings (incl. online)

Mortgage franchise strong performance Mortgages up 15%, 1.7x banking system1 19% of growth contributed by RAMS 3rd party originations up to 43% (from 38%) More profitable channel post realignment of broker commissions in 2008 Increase attributable to RAMS portfolio First Home Buyers represented 15% of new lending in 1H09, in comparison to 12% in 1H08 Fixed rate lending 8% of 1H09 new lending, but starting to rise Credit cards up 1%: Cards growth below system for almost 2 years and card portfolio now quite mature Tightened credit standards, including fewer credit limit increases Revolver rate declined to 74% as customers actively seek to reduce balances Virgin card re-branded to Ignite Re-branded card with same features such as low rate card including no annual fee Westpac RBB Mortgage credit growth versus banking system1 (times) Credit card outstandings ($bn) 1. APRA Monthly Banking Statistics, March 2009 0.2 0.6 1.0 1.4 1.8 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09 Westpac RBB System 7.35 7.43 7.40 4 5 6 7 8 1H08 2H08 1H09

RAMS deepening distribution and customer reach Growth strong and ahead of expectations RAMS now profitable on a standalone basis RAMS contributed 19% of Westpac new mortgage growth Lending growth improving post acquisition RAMS segmentation maintained post-acquisition with strong performance, especially in first home buyers Record flows through franchisees compared to pre-acquisition levels Areas of focus Rollout of a new franchise model with recruitment of new franchisees Further building of brand Transform origination process to deliver straight-through processing by Dec 09 Continue rollout of electronic lodgement to lift auto credit-decisioning and reduce origination costs Greater development emphasis on franchise channel Westpac RBB RAMS mortgages settled in period ($m) RAMS First Home Buyers % of settlements (%) 0 300 600 900 1,200 1,500 1,800 2,100 2,400 2,700 1H08 2H08 1H09 Franchise Broker 0% 15% 30% 45% May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09

Business lending growth solid Westpac RBB focuses primarily on SME (typically facilities under $15m) Lending growth 8.2% on 1H08 New lending growth has weakened over the past 6 months in line with system Spreads improved Progressively repricing to accommodate higher funding costs and higher risk premiums Pricing managed proactively across the portfolio Westpac RBB Business lending ($bn) up 8.2% Business lending in 1H09 by state composition (%) Business lending by industry (%) 39 42 42 37 38 39 40 41 42 43 1H08 2H08 1H09 27% 24% 5% 20% 14% 9% NSW QLD SA VIC WA Other 22% 6% 8% 9% 9% 13% 33% Agriculture, Forestry & Fishing Manufacturing Retail Trade Business Services Wholesale Trade Property All Other Industries

Institutional Bank (ex-Equities) – strong revenues offset by higher impairment charges Cash earnings decreased by $175m in 1H09, with very strong revenues offset by higher impairment charges Strong revenue performance, up 34%, and core earnings, up 49%, driven by: Increased customer activity, up 35%, across the business Strong trading results in FX, Commodities, Carbon and Energy and Debt Markets Expenses up 7% from volume and revenue growth, and translation impact of offshore expenses from lower A$ Impairment charge of $751m in 1H09, up $600m on 1H08 Including $372m increase in provisions for Babcock & Brown International, Allco and ABC Learning Portfolio mix includes Premium Business Group (customers with facilities typically from $10m to $100m) transferred from Westpac RBB to WIB during 1H09, and a small number of St.George corporate and institutional customers Institutional Bank1 core earnings ($m) Westpac Institutional Bank Institutional Bank1 cash earnings ($m) 1. Institutional Bank excluding Equities includes the Premium Business Group which was transferred from Westpac RBB during 1H09 and a small number of St.George corporate and institutional customers. Comparatives have been restated. up 49% 247 422 397 (600) 59 (31) 0 200 400 600 800 1000 1H08 Revenue Expenses Impairment charges Tax & OEI 1H09 0 200 400 600 800 1000 1200 1H08 2H08 1H09 0 500 1000 1500 2000 Core earnings (lhs) Revenue (rhs) Expenses (rhs)

Westpac Institutional Bank

Institutional Bank[1] – market leading position supporting revenue growth

Pro forma revenue contribution by business segments[1] ($m)


FX&CCE
Debt Markets
Global Transactional Banking
SCG incl. Hastings
Premium Business Group
+129%
+49%
+17%
(large)
+7%
-200
0
200
400
600
1H08
1H09

- FX, Commodities, Carbon and Energy (FX & CCE) revenue up 129%
  - Reflects a market leading position[2], higher volumes and margins due to market volatility and profitable trading positions
- Debt Markets revenue up 49%
  - Strong customer activity, improved lending spreads and fee income contributed approx. 75% of revenue
  - Strong trading results reflect benefit of increased interest rate volatility, offsetting lower credit portfolio management revenue
- Global Transactional Banking revenue up 17%
  - Benefit from significant deposit growth
- Large decline in SCG revenue
  - Performance impacted by lower values of FUM and lack of origination income. Asset write-downs also significantly impacted revenue (negative revenue impact)
- Premium Business Group (PBG) revenue up 7%
  - Increased volumes and spreads partly offset by higher funding costs not fully recouped

1. Institutional Bank excluding Equities includes the Premium Business Group which was transferred from Westpac RBB during 1H09 and a small number of St.George corporate and institutional customers. Comparatives have been restated. 2. Ranked *No.1 Market Share* in Peter Lee Associates Foreign Exchange Survey, Australia, 2009

83 Investor Discussion Pack May 2009 Westpac

Institutional Bank1 – solid balance sheet growth WIB well positioned to support customers Net loans up 6% to $79bn Focus on supporting existing customers Lending growth slower as customers de-leverage Deposits up 43% to $49bn Primarily in transactional and PBG business Reflects high levels of liquidity held by corporate customers Financing margins continue to improve: Progressively repricing portfolio to reflect increased market credit risk spreads Lower spread loans rolling off Institutional Bank net loans and deposits1 ($bn) Corporate lending margins1,2 (%) 2. Includes financing, securitisation and asset finance. Customer spread YTD and net interest margin YTD are 12 month rolling average. Customer spread by month and YTD are incremental to BBSY. Net interest margin YTD includes cost of funds. Westpac Institutional Bank Excluding St.George 1. Institutional Bank excluding Equities includes the Premium Business Group which was transferred from Westpac RBB during 1H09 and a small number of St.George corporate and institutional customers. Comparatives have been restated. 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Net Interest Margin YTD Customer spread above BBSY YTD Customer spread above BBSY by month 74.0 78.0 78.7 34.1 38.3 48.6 0 20 40 60 80 1H08 2H08 1H09 Net loans Deposits

Specialised Capital Group and Hastings assets In line with deteriorating market conditions (asset values and capital markets appetite for new funds), we have undertaken a comprehensive review of assets. These included assets acquired for ultimate inclusion in new funds, direct equity holdings and other strategic holdings. This review (including seed assets in listed funds) resulted in: Writedowns of $125m Remaining value of assets held $438m The writedowns relate to the following three asset categories: 1. Property assets targeted for ultimate sale into investment vehicles – total writedowns $75m (remaining asset value held $347m) including: Cooks Cove – an industrial park near Sydney airport Defence Force Housing portfolio A Melbourne residential development site 2. Direct equity investment assets – total write downs $12m (remaining asset value held $54m) 3. Strategic holdings in investment vehicles revalued to current market value – total writedowns $38m (remaining asset value held $37m) including: Hastings Diversified Utilities Fund Westpac Office Trust Australian Infrastructure Fund Westpac Institutional Bank

Westpac Institutional Bank

Margin lending disappointing

- Weak performance driven by lower volumes and a significant increase in impairment charges, partly offset by higher spreads in 1H09
- Portfolio review in early 2008 reduced single name concentrations for large facilities – loans >$10m declined by $687m to $603m
- Remaining concentrated facilities impacted by further declines in markets between Oct 08 and Feb 09 and exposures to closed or illiquid funds
- Substantial provisions raised in response:
  - $110m in IAP
  - $46m in CAP to cover risk remaining in the portfolio
- We continue to work with customers to arrange alternate facilities to accommodate a further expected period of fund redemption and distribution suspension

Margin Lending[1]	1H08	2H08	1H09
Total standard exposures	$5.3bn	$4.7bn	$3.5bn
Standard exposures >$10m	$610m	$430m	$290m
Standard exposures - impairment losses	nil	$13m	$5m
Total concentrated[2] exposures	$1.3bn	$1.1bn	$0.5bn
Concentrated[2] exposures >$10m	$680m	$500m	$313m
Concentrated[2] exposures - impairment losses	$50m	$16m	$151m
Total exposures	$6.6bn	$5.8bn	$4.0bn
Total Gearing / LVR	45%	54%	51%
Margin calls	**1H08**	**2H08**	**1H09**
Number	4,883	3,951	4,102
% of clients	16%	13%	16%
Forced sales	5%	2%	4%

1. Includes St.George portfolio. 2. Concentrated exposures are defined as loans >$3m where a single listed security represents more than 40% of the customer's portfolio, all loans exposed to illiquid managed funds and all Absolute Investment Loans (100% loan to value ratio with capital protection at maturity). Standard exposures are typically diversified portfolios to listed, liquid equities and funds.

86 Investor Discussion Pack May 2009

Westpac

Cash earnings up 6%, impacted by impairments Core earnings up 20% on 1H08 Net interest income up 14% supported by growth in: Mortgages up 8% Credit cards up 15% Business lending up 16% Deposits up 18% Overall margins up 5 bps Increased lending spreads from improved margin management offset narrowing deposits spreads from increased competition Non-interest income up 7% Increase in deposit and lending fees Expenses up 2% Streamlined support functions as part of the merger Higher marketing costs investing in the St.George brand Impairment charges up 139% Consumer performing well with $13m impairment rise due mostly to growth Business impairments up $102m, mostly commercial lending including property St.George 1. Source: Interbrand March 09. 2. Source: Roy Morgan Research. Base: Main Financial Institution customers Measure: % Very or Fairly Satisfied St.George Group includes St.George, Dragon Direct and BankSA. Investing in the brand. Ranked 9th most valuable brand in Australia1 Excellent customer retention Strong customer satisfaction at 77%2, well ahead of majors Employee engagement strong at 81% Maintaining distinctiveness St.George cash earnings ($m) 6% growth 529 (14) (115) (9) 23 144 500 0 200 400 600 800 1H08 Net interest income Non interest income Operating Expenses Impairment Tax 1H09

BankSA cash earnings up strongly with solid asset quality Cash earnings up 20% on 1H08 Net interest income up 14%, supported by balance growth in: Mortgages up 12% Credit cards up 8% Business lending up 15% Deposits up 11% Overall margins flat over year Non-interest income up 5% Expenses up 3%, with improved productivity Impairment charges little changed Franchise in strong shape Customer satisfaction at record highs of 81.9% Strongest distribution network in the state Impaired loans 0.19% of total exposures 1. Source: Roy Morgan Research. Base: Main Financial Institution customers Measure: % Very or Fairly Satisfied. Major Banks (SA) include Adelaide Bank, BankSA, WBC, ANZ, CBA and NAB St.George BankSA cash earnings ($m) 20% growth Customer Satisfaction1 – Roy Morgan, 12month moving avg (%) BankSA (SA) Major Banks (SA) 2 86 103 (8) 1 (3) 25 60 80 100 120 1H08 Net interest income Non interest income Expenses Impairment Tax 1H09 65 70 75 80 85 Feb-06 May-06 Aug-06 Nov-06 Feb-07 May-07 Aug-07 Nov-07 Feb-08 May-08 Aug-08 Nov-08 Feb-09

Deposit growth solid and improving Deposits up 18% on 1H08 Driven by strong growth in term deposits, up 48% on 1H08 Term deposits now represent 38% of portfolio Deposit spreads down 41bps on 1H08 Reflective of competitive environment and push for volume in term deposits and savings (including online products) Initiatives to increase deposits Revised deposit targets for branches and contact centres Launched a national deposit growth sales competition Enhanced online activities to improve deposit lead generation and fulfilment St.George Deposit balances ($bn) Average deposit spread1 (%) 1. Includes transfer pricing 0 10 20 30 40 50 60 1H08 2H08 1H09 Transactions Term Deposits Savings(incl online) 1.33 1.78 1.74 0.0 0.5 1.0 1.5 2.0 2.5 3.0 1H08 2H08 1H09

Mortgage franchise improved momentum; Cards growth from low base Mortgages up 8% on 1H08, 0.8x banking system1 Reduced advertising spend in 2H08 adversely impacted 1Q09 pipeline, but growth improved through 1H09 51% of business originated from NSW 20% of new business was First Home Buyers Mortgage customer attrition fell 3 percentage points to 13% Increased FTE in contact centre dedicated to home loan retention 3rd party originations down to 43% from 46% Picked up in later months of 1H09 due to First Home Buyers propensity to use brokers Credit card book up 15%, off low base Flagship product Vertigo, 53% of sales Over 65% of sales are to existing customers Tightened credit scorecards in 1H09 St.George Mortgage credit growth versus banking system1 (times) Source: APRA, Peer group average includes NAB, CBA, ANZ Credit card outstandings ($bn) 1. APRA Monthly Banking Statistics, March 2009 0 0.4 0.8 1.2 1.6 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 St.George System 1.64 1.72 1.88 0.0 0.5 1.0 1.5 2.0 2.5 Mar-08 Sep-08 Mar-09

Corporate and Business Banking – strong lending growth Business lending growth of 16% on 1H08 Business lending strong particularly in NSW and SA Well positioned to capture additional flows in Automotive Finance from the exit of major competitors C&BB1 have improved quality and robustness of the business: Continued diversification of new lending by industry and growing product penetration with existing customers Improving product penetration 86% of new business lending in 1H09 from existing customers St.George Business lending ($bn) up 16% C&BB1 1H09 new lending mix (%) C&BB product penetration 1.C&BB is St.George corporate and business banking 29 32 33 10 15 20 25 30 35 1H08 2H08 1H09 3% 20% 9% 11% 13% 21% 22% Health & Community Leisure & Hospitality M&W Other Professionals Property & Construction Auto Finance 4 4.5 5 5.5 6 1H07 2H07 1H08 2H08 1H09 Products per Customer

Net Promoter Score (NPS) – improvements across our brands NPS is a measure of franchise strength and the propensity of customers to recommend the bank. It is derived from a survey asking customers how likely they are to recommend the company to a friend or colleague. The NPS is calculated by taking those rating the company (on a 1 to 10 scale) a 9 or 10 (promoters) and subtracting those who rate the company 6 or less (detractors)

Westpac RBB’s Consumer NPS improved to -17.6 and has been improving faster than peer average

Westpac RBB’s Business NPS improved to -21.7 and has been improving well ahead of the market and closing gap on peers

St.George Consumer NPS improved to -5.1, improving well ahead of major bank peers and closing the gap to Regionals from 27bps to 15bps Source for Westpac RBB Consumer NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Peers includes ANZ, CBA, NAB and SGB (simple average). Data till Mar09. Source for Westpac RBB Business NPS: TNS Research – NPS of MFI. Peers includes ANZ, CBA, NAB and SGB (simple average). Data till Mar09. Source of St.George Consumer NPS: Roy Morgan Research – NPS of main financial institution Aged 14+ 6MMA. St.George includes St.George and BankSA; Majors includes ANZ, CBA, NAB and Westpac; Regionals include BankWest, BEN, BOQ and SUN. Franchise

Strength Westpac RBB Australian Consumer NPS –

6 month moving average (%) Peers Westpac St.George Australian Consumer NPS – 6 month moving average (%) Regionals St.George Major Banks Westpac RBB Australian Business NPS –

6 month moving average (%) Peers Westpac -40% -30% -20% -10% 0% Mar-08 Sep-08 Mar-09 -30% -20% -10% 0% 10% 20% Mar-08 Sep-08 Mar-09 -40% -30% -20% -10% 0% Mar-08 Sep-08 Mar-09

Market headwinds offset sound business performance Cash earnings down $43m (17%) on 1H08: $36m due to weaker investment markets Expenses held flat Funds Management cash earnings $118m (down 36%) FUM $29.2bn down 22%, excluding market moves down 1% FUM margins down 6bps to 85bps FUA $62.0bn down 18%, excluding market moves up 3% FUA margins up 11bps to 59bps Sector leading platforms (BT Wrap/Asgard) and Number 1 retail product Expanding reach with BT Super for Life; Term deposits and Life insurance on Wrap Insurance cash earnings $78m (up 10%) Cross sell rates at record levels General insurance impacted by severe weather events and natural disasters Capital and other cash earnings $11m; Capital invested conservatively St.George integration proceeding well BT Financial Group 15% Funds Management operating income 15% Insurance operating income 17% Cash earnings Change 1H08 – 1H09 Key performance indicators (22)% (35)% (5)% (27)% (18)% (16)% (19)% Include market move 3% Total FUA (5)% Wholesale FUM 8% Institutional FUM (4)% Retail FUM (1)% Total FUM 6% Corporate Super FUA Exclude market move 3% BT Wrap/Asgard FUA Change 1H08 – 1H09 FUM / FUA

FUA - sector leading platforms and Number 1 in Retail Share of annual new business ranks in top 3 for major categories, well above existing market share Combined BT and Asgard Wrap platforms number 1 market share, earning $1 in $3 of all new flows BT Super for Life now has over 105,000 customers, averaging 2,100 signings per week Term deposits on Wrap platform now $2.1bn (launched Apr08) 3 25 5 10 Corporate Super Current Aust. market share 56 33 Market share (%) Share of annual new business 1 1 Rank 1 21 BT Wrap/Asgard Platforms 1 19 Retail Rank Market share (%) Product BT Financial Group Source: Plan for Life, Dec 2008 Source: QDS, Plan for Life All Master Funds, Dec 2008. Competitors manually selected for wrap platforms BT Super for Life customers (cumulative ‘000) Market Share (%) Annual Net Flows (%) Platforms (versus competitors) annual net flows compared to market share 2 5 18 49 79 105 0 20 40 60 80 100 120 Dec-07 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09 BTFG -15 -5 5 15 25 35 0 5 10 15 20 25 30

BT Financial Group

BTIM sound result in tough conditions

- Pro forma Cash NPAT $12.7m, down 44% on 1H08
- FUM down 20% to $30.6bn
  - Fall due to sharp market declines
  - Positive flows from institutional and wholesale clients but legacy retail run-off continued
- Margins on total revenue down 4bps primarily due to movement into lower margin cash-related products
- Cost to income ratio 66% (up from 58%)
  - Costs down 22% but increasingly hard to reduce
  - Employee costs down - rewards aligned to profitability, not relative fund performance; headcount savings
- Well positioned
  - Multi-boutique model has proved resilient
  - Experience, brand strength and stability key amid short-term challenges
  - Competitive performance by major funds especially across 3 & 5 years reflecting long term investment horizon
  - Won the two major awards in the period – Insto Fund Manager of the Year and Money Magazine Best of the Best Fund Manager
  - Un-geared balance sheet

Performance and Quartile Ranking	1 yr (% pa)	Quartile	3 yrs (% pa)	Quartile	5 yrs (% pa)	Quartile
Core Australian Share Fund	(24.4)	Q1	(4.4)	Q1	8.8	Q1
Ethical Share Fund	(27.8)	Q3	(4.5)	Q1	9.3	Q1
Imputation Fund	(26.6)	Q2	(3.7)	Q1	9.6	Q1
Focus Fund	(28.8)	Q3	(4.9)	Q2	N/A	N/A
Smaller Companies Fund	(38.8)	Q3	(8.3)	Q2	8.2	Q1
Property	(52.8)	Q1	(21.0)	Q1	(6.9)	Q1
Domestic Fixed Interest	10.2	Q3	5.8	Q3	5.8	Q3
Managed Cash	6.9	Q1	6.7	Q1	6.3	Q1
Intl Fixed Interest	1.9	Q3	4.5	Q3	5.3	Q3
Intl Equities	(22.9)	Q2	(14.6)	Q4	(2.6)	Q4
Asian Share Fund	(25.7)	N/A	(6.3)	N/A	5.9	N/A
Balanced Fund	(19.6)	Q2	(5.4)	Q2	4.3	Q2

Flagship fund Ratings (S&P)	2008
Core, Imputation, Focus Fund	☆☆☆☆☆
Ethical, Smaller Companies, International, Asian, Balanced	☆☆☆☆
Domestic Fixed Interest, Property	☆☆☆

Source: Performance from InTech March 09 and Quartile Rankings February 09 - External managers: Intl Fixed Interest (BlackRock) and Intl Equity (AQR)

95 Investor Discussion Pack May 2009 Westpac

Sound Insurance result given severe weather events Cash earnings up 10% on 1H08 Life insurance cash earnings up 3% In-force premium growth of 12% Increased focus on selling life via planners Cessation of AIA Australia1 distribution agreement impacted earnings General Insurance cash earnings down 17% Gross written premium growth of 11% Total claims of $58m, impacted by severe weather events and natural disasters Lenders Mortgage Insurance cash earnings up 56% Gross written premiums up 38% reflecting growth in mortgage insured loans, particularly through the addition of RAMS channel No change in mortgage insurance loss ratio, with increase in mortgage insurance claims of only $2m Insurance cross sell increased to record levels Home and Contents cross sell rate close to world’s best practice St.George cross sell rates well below BT, highlighting a significant opportunity BT Financial Group 1. AIA Australia refers to American International Insurance Company (Australia) Limited Insurance loss ratios (%) Improvements in insurance cross sell rates (%) 0 10 20 30 40 50 60 70 80 Life Insurance General Insurance LMI 1H08 2H08 1H09 73 60 37 22 16 33 25 0 20 40 60 80 Home & Contents Personal Loan Protection Credit Card Protection Mortgage Secure BT 1H08 BT 1H09 SGB 1H09

Improved core earnings offset by higher impairment charges Cash earnings down 15%; core earnings up 13% Operating income growth of 8%, from a 10% rise in net interest income and a 5% rise in non-interest income: Modest loan and deposit growth boosted by higher margins Margins up 8bps: Re-pricing for risk across the portfolios Increase in floating rate mortgages and roll-off of lower spread fixed rate products Deposit spreads lower with intense competition Non-interest income increased primarily due to higher income from mortgage funds Continued tight expense management, with expenses up 2%; expense to income ratio improving 250 bps to 43.7%. Impairment charges up $123m due to continued deterioration in the New Zealand economy: Increased business customer stress, particularly in commercial property Higher mortgage losses from small business customers New Zealand cash earnings (NZ$m) Westpac New Zealand All figures are in NZ$. Productivity improvements NZ$m % 54 (8) (123) 30 202 239 10 0 100 200 300 400 1H08 Net interest income Non interest income Expenses Impairment charges Tax & minority interests 1H09 0 200 400 600 800 1,000 2H06 1H07 2H07 1H08 2H08 1H09 40 42 44 46 48 50 Revenue Expenses Cost/income ratio (RHS)

Delivering on fundamentals in a lower growth environment Lending growth of 4%: Consumer lending up 3%, with market share steady at 19%1 Business lending up 9%, with market share steady at 12%1 Deposits up 6%, with most growth in term deposits, up 8% Growth behind system due to decision taken not to match some of the more aggressive market pricing Customer-focused strategy continuing to deliver, with customer numbers up 3% Revenue per front office FTE up 10% due to enhancements in front line productivity Product per customer growth continues, supported by good cross-sell of new products such as Debitplus (debit credit card) All figures are in NZ$. 1. Source: RBNZ, March 2009 Westpac New Zealand Customer numbers and products per customer Mortgage lending growth1 (%) 000’s % 1,040 1,080 1,120 1,160 1,200 1,240 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09 30 35 40 45 50 55 Customer numbers (LHS) Customers with 4+ products (RHS) 0 2 4 6 8 10 12 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09 Westpac System

Cash earnings reflects solid business growth Cash earnings up $24m or 53% on 1H08 Pacific region currencies strengthened significantly against the Australian dollar in 1H09 Increased 1H09 cash earnings by $12m Excluding FX impact, operating income was up 14% in 1H09 Strong income growth driven by: Continued strong economic growth in Papua New Guinea resulting in increased investment Growth in Foreign exchange earnings in Papua New Guinea and Vanuatu Impairment charges remained low, however are expected to increase throughout 2H09 as the effect of the slowdown in global economies impacts the Pacific region Since 31 March developments in Fiji, including the 20 percent devaluation of the Fiji dollar and new regulations on banks, increases the likelihood for lower returns in the region Pacific Banking Pacific Banking cash earnings ($m) 53% increase 69 45 19 26 (12) 3 (12) 30 40 50 60 70 80 90 100 1H08 Net interest income Non- interest income Expenses Impairment charges Tax and minority interests 1H09

Economics May 2009

Australian and New Zealand economic outlook Credit – Business (incl. agriculture) Credit – Housing Credit – Total Interest rates – overnight cash rate Consumer prices Unemployment – end period GDP Credit, Business – year end Credit, Housing – year end Credit, Total – year end Interest rates – cash rate CPI headline – year end Unemployment – end period Business investment2 Private consumption GDP GDP 6.3 4.5 8.7 6.0 3.8 4.4 6.9 5.8 15.7 -6.5 -4.0 7.5 7.0 8.0 7.7 1.0 2.0 6.5 Calendar year Key economic indicators 2.0 1.1 7.3 1.1 2.00 2.4 8.5 -13.8 1.5 1.0 2.1 2010 1.0 2.1 -1.0 2.1 Australia 2.0 5.0 2.00 4.25 1.3 3.4 1.8 3.7 -2.8 0.2 New Zealand 7.6 4.7 -8.0 12.6 7.5 4.5 -1.0 3.6 World 2009f as at April 2009 2008 1. GDP and component forecasts are reviewed following the release of quarterly national accounts. 2. Business investment adjusted to exclude the effect of private sector purchases of public assets. Source: Westpac Economics Economics

Australian economy softening, but outperforming peers World economy in a ‘great recession’ – much of the developed world in recession with some US and European banks insolvent Australia entered the crisis in good shape with solid growth and a strong fiscal position Australia continues to outperform: Banks well capitalised, profitable Monetary policy transmission effective, with further scope to ease The fiscal stimulus is large, front loaded & relatively effective Sharply lower AUD providing a cushion Australia had considerable momentum (record pipeline of infrastructure work) & with pent-up demand (housing) China, key trading partner, still growing Commodity prices have only partially reversed earlier sharp gains. Economics Unemployment rate (%) Sources: Facset, Westpac Economics GDP Australia, US and UK (annual %) Sources: ABS, Westpac Economics 0 2 4 6 8 10 12 Jan-89 Jan-93 Jan-97 Jan-01 Jan-05 Jan-09 0 2 4 6 8 10 12 Euro area Australia US Japan -6 -3 0 3 6 9 Mar-89 Mar-94 Mar-99 Mar-04 Mar-09 UK US Australia f'casts to end '10

Economics

Australia: diversified and flexible economy

- Australia is a diversified, flexible economy and not dependent on any one sector
- Proximity to the relatively fast growing Asian region a positive for our exporters – resources, tourism, education, etc
- The growth baton is passing from mining sector (7% of GDP) & mining investment to housing construction and public spending
- Flexible labour market aids population shift between states as growth cycle evolves
- Freely floating and responsive exchange rate helps to smooth the economic cycle – the Aussie dollar is now lower
- The services sectors dominate and are continuing to grow in importance
- Communication services has been the fastest growing sector over last 20 years
- Farm output (2½% of GDP), rebounding from drought, up 26% over 2nd half of 2008


Australia's economy 2007/08 (% of GDP)
10%
7%
7%
2%
12%
10%
10%
8%
7%
5%
4%
3%
15%
Manufacturing
Construction
Mining
Rural
Property & business services
Wholesale & retail trade
Education, health & com'ty services
Finance
Utilities & transport
Other services*
Gov't admin & defence
Communications services
Other**

*Other services is accommodation and cafes, personal services, cultural and recreation. **Other is dwellings and taxes less subsidies. Source: ABS

103 Investor Discussion Pack May 2009

Westpac

Economics

Strong banking sector

- The strength of the banking sector is of significant benefit to the Australian economy
- No need for government capital injection
- Continuing to support the economy with lending
- Passing on most of the cut in interest rates
- Major banks in strong shape
  - >$15bn in earnings in 2008
  - >$14bn in equity raised over last 6 months
- Lifted sector Tier 1 ratios by around 100bps from private shareholders rather than government
- Australian Government Guarantee Scheme for Wholesale Funding and Large Deposits helped shore up banks' access to funding
- Major banks maintained their AA credit ratings
- Little exposure to high-risk securities such as CDOs, sub-prime mortgages
- Balance sheets heavily weighted towards domestic loans, particularly to the historically low-risk household sector
- Housing boom halted late 2003, some household balance sheet adjustment
- Problem loans have increased but from very low levels

Credit ratings of the largest 100 banks[1] (US$bn)
by assets, log scale


10000
1000
100
10
1
Australian major banks
AAA
AA
AA-
A+
A
BBB+
NR

Australia's five largest banks' profits[2] (A$bn)
after tax and minority interests


10
8
6
4
2
0
1H00
1H02
1H04
1H06
1H08

1. Holding company ratings; predominantly S&P. Sources: RBA, Bloomberg, The Banker 2. Second half figures are for the half year to December for CBA and half year to September for the other banks. From 2006, data are on an IFRS basis; prior years are on an AGAAP basis. Sources: RBA, Banks' annual and interim reports

104 Investor Discussion Pack May 2009

Monetary policy: effective & more room to move Monetary policy has been effective through this cycle RBA cut rates by 4.25% since Sep ‘08, to just 3.0% Scope for more cuts – cash rate forecast to fall to a low of 2.0% Transmission mechanism working – variable mortgage rates fallen by 3.8%, benefiting consumers High proportion of variable rate loans, circa 80% Most corporate borrowing costs are directly linked to bank bill rate (floating rate) and have benefited from lower rates Financial sector healthy and been able to afford to pass on bulk of official rate cuts Interest rates now very low - standard variable rate of 5.80% lowest since 1968, below decade average of 7.30% Economics Australian and US overnight cash rates (%) Official interest rates and housing rates (bps) Sources: RBA, Factset, Westpac Economics Source: Bloomberg, Westpac Economics 0 2 4 6 8 10 Jan-00 Jan-02 Jan-04 Jan-06 Jan-08 0 2 4 6 8 10 US Aust. -700 -600 -500 -400 -300 -200 -100 0 US UK Australia Policy rate Rates on new housing - variable Rate on new housing - fixed since peak in rates to April 2008

Fiscal stimulus: substantial and front loaded Australian Government has been well placed to quickly respond to the financial crisis given a very strong fiscal position Federal Government has no net debt and was running a surplus Federal Government surplus of 1.7% of GDP in 2007/08 Capacity for further stimulus Fiscal stimulus substantial & front loaded – in contrast to many other countries – with 3 phase approach About 4% of GDP in 2008/09 Cash handouts (1.6% of GDP) in ‘08/09; capital spending (schools etc) (1.3% of GDP) in ‘09/10 Additional stimulus in May 2010 budget, including phase 3: major infrastructure projects Economics Net debt in selected countries 2008 (% of GDP) Source: Treasury budget paper Sources: RBA, Westpac Economics Discretionary fiscal easings 2009 & 2010 -20 0 20 40 60 80 100 Aust Euro UK US Japan 0 1 2 3 4 5 United States United Kingdom Germany Japan Australia 0 1 2 3 4 5 2009 2010 % of GDP % of GDP

Policy – appears to be working Monetary and fiscal easing has already had a discernible impact, particularly in the consumer and housing sectors After hitting a 16 year low in mid-2008, consumer sentiment has improved steadily. This is in contrast to sentiment abroad, where similar consumer measures continued to slide into deeply pessimistic territory The response has been more muted in terms of consumer spending, with much of the policy boost offset by a sharp rise in saving. Nevertheless, retail sales have still shown a positive response to policy stimulus in late 2008/early 2009 Housing markets are responding to policy initiatives. Low interest rates and the increased first home buyer grant have generated a particularly strong rise in demand from first home buyers, although investors remain cautious Economics Consumer sentiment (index) Sources: Westpac-MI, Conference Board, IBJ-Nikko, European Commission Housing loan approvals (value) Sources: ABS, Westpac Economics 55 65 75 85 95 105 115 125 135 Apr-93 Apr-96 Apr-99 Apr-02 Apr-05 Apr-08 Aus US Japan EU * scaled to a consistent basis 0 2 4 6 8 10 Feb-98 Feb-00 Feb-02 Feb-04 Feb-06 Feb-08 first home buyers upgraders investors +97% $bn

Australian businesses – not overly geared Australian economy had considerable momentum entering this downturn, operating close to full capacity Corporate profitability strong, balance sheets sound, low debt servicing costs Strong profitability enhanced scope to fund investment from retained earnings Gearing for listed non-financial companies was around 70% in 2008, only a little above 15 year average (at the aggregate level) Asset write-downs have been largely offset by scaling back in debt and/or new equity raising. More than $8bn of new equity raised by non-financial sector in 1Q09 Contraction in business credit as businesses seek to deleverage Banks, focusing on concentration risk, are tightening credit for certain sectors Businesses are reducing investment in this environment, awaiting the upturn in household demand Economics Sources: RBA, Westpac Business gearing Business investment downturn Sources: ABS; Westpac Economics 40 50 60 70 80 90 100 110 Jun-80 Jun-85 Jun-90 Jun-95 Jun-00 Jun-05 40 50 60 70 80 90 100 110 all companies ex Rio Tinto's Alcan transaction * debt/shareholders' equity, book value, ex foreign co's and LPTs ratio ratio -30 -20 -10 0 10 20 30 40 50 Dec-80 Dec-85 Dec-90 Dec-95 Dec-00 Dec-05 Dec-10 % ann -30 -20 -10 0 10 20 30 40 50 % ann real investment equipment construction f'csts end '10

Housing affordability – greatly improved Housing affordability in Australia has improved dramatically since mid-2008. The improvement has been on a par with that seen in the US and the UK but, critically, has come via lower mortgage interest rates (accounting for 70% of the improvement) rather than lower prices (which account for 40 to 50% of the turnaround in the US and the UK) In effect, the RBA's success in reducing mortgage rates has eased the downside pressure on prices The resilience of the banking system and an acute shortage of housing have also been key positives for the Australian housing market In contrast to the US (oversupplied) and the UK (where banking system weakness has led to excessively tight credit restrictions) the Australian housing market remains buoyant Whereas prices have fallen by well over 10% in the US and UK, Australian prices were down 6.7% in the year to March 2009 with weakness concentrated at the top end of the market. More recent data suggests a firming in prices in recent months Economics Housing affordability – international comparison Sources: Westpac estimates House prices – international comparison Sources: S&P-Case Shiller, Nationwide, ABS, Westpac 0 10 20 30 40 50 60 70 80 Dec-73 Dec-83 Dec-93 Dec-03 0 10 20 30 40 50 60 70 80 Aus US UK % of average earnings required to service mortgage of 75% median priced house 80 90 100 110 120 130 140 150 160 170 Dec-02 Dec-05 Dec-08 Aus US UK * Dec-02 = 100

Australian households – balance sheets Household gearing has risen steadily over the last 20 years with debt levels climbing from 45% of annual disposable income in 1989 to just under 160% in early 2008 The rise has been mostly matched by higher asset values. The debt to asset ratio has risen from 8.2% in 1989 to 18% in 2008, bringing it in line with ratios in the US and UK. The ratio surged in 2008 as asset values, financial assets in particular, fell sharply Households have continued to meet their debt obligations well. The aggregate debt servicing to income ratio reached record highs in mid-2008 as high debt combined with a 16yr peak in mortgage rates. Although loan arrears rose through this period, they remained low by both historical and international standards The debt servicing to income ratio has improved dramatically since mid-2008 as rates have fallen sharply. It is set to drop below 10% in 2009. This will ease some of the pressure on households, although rising unemployment will present a challenge for many Economics Household debt to asset ratio Sources: US Fed, ABS, RBA, Westpac Household debt servicing ratio Sources: US Fed, ABS, RBA, Westpac 4 8 12 16 20 24 Dec-78 Dec-88 Dec-98 Dec-08% 4 8 12 16 20 24 Aus US UK % 0 2 4 6 8 10 12 14 16 18 Dec-84 Dec-88 Dec-92 Dec-96 Dec-00 Dec-04 Dec-08 0 2 4 6 8 10 12 14 16 18 Aus US % income % income *interest plus principal

Commercial property Office vacancy is lifting, although remained either around or below average at 8.4% for non CBD and 5% for CBD office markets in January 2009 Average vacancy over the past 10 years has been 7.2% for CBD markets and 8.4% for non CBD. Average vacancy over the past 20 years has been significantly higher Vacancy will rise further during the recession as companies reduce their requirement for office space and place excess space on the market through either sub or direct lease Fortunately, future supply remains well below the 1990s crash levels, with exceptions in South East Queensland, Perth and Canberra. As such, vacancies in excess of 20%, as occurred in the early 1990s are not expected in most markets Economics Australian office vacancies (% vacant) New office supply 1992 vs 2009-2011 (% of stock) Source: PCA Sources: PCA, Westpac Property 0 5 10 15 20 25 Jan-90 Jan-92 Jan-94 Jan-96 Jan-98 Jan-00 Jan-02 Jan-04 Jan-06 Jan-08 CBD Non CBD 0% 10% 20% 30% 40% 50% Sydney CBD North Sydney Parramatta Melbourne CBD Melb St Kilda Rd Brisbane CBD Perth CBD Adelaide CBD Canberra Under construction Jan 2009 Net supply 1988-92

Economics Commercial property

- While the level of commercial property transactions are considered to have fallen from over $16bn in 2007 to just over $6bn in 2008, investor caution has led to value falls and yield increases, despite a lack of evidence through transactions.
- However, an estimation as to the extent of yield increase suggest yields in all markets have risen from the lows of 2007 to close to the 10 year average as at the end of 2008.
- While further easing in yields is possible and likely, the risk premium above the ten year bond rate is now well above average.
- This lift in risk premium combined with the significant easing in yield that has occurred, reduces the pressure on how far yields have to rise.
- However, the focus now shifts from expectation of higher income yields to security of income in a recession. Values are expected to fall further.

Australian commercial property yields


Average yield Dec 07
Average yield Dec 08
10yr average yield (1998-2008)
10%
9%
8%
7%
6%
5%
4%
3%
Prime Office
Prime industrial
CBD retail
Regional SC
Neighbourhoods
Bulky Goods
10 year bond

Source: CBRE/RBA

112 Investor Discussion Pack May 2009

Australia: the road to recovery The key settings necessary to bring about a recovery are falling into place: Interest rates are very low (mortgage rates lowest since 1968) The Australian dollar is sharply lower Fiscal policy has become very accommodative Interest rate sensitive housing sector will lead the recovery Pent-up demand for housing, population growth 1.7% average last 3 years Housing upswing to emerge despite rising unemployment, as in past cycles A turnaround in net exports will also contribute to the recovery – the lower AUD contributes to a reduction in import demand Public demand is forecast to strengthen and expand by a brisk 7% through 2009/10 World economy is the main risk to the growth outlook Economics Australia: the growth mix Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Housing activity leads way out of recession -3 -2 -1 0 1 2 3 4 5 consumer + housing bus. investment public net exports GDP ppts cont' 2007 2008 2009f 2010 contributions to yr avg GDP growth -30 -20 -10 0 10 20 30 Sep-81 Sep-83 Sep-85 housing GDP % ann early 1980s Mar-92 Mar-94 -30 -20 -10 0 10 20 30 % ann early 1990s

Australian economy: a state perspective Each of the six state economies will feel the impact of the global recession in 2009 The loss of altitude will be greatest in the once booming resource rich states of WA & Qld – as evident from state government forecasts The non-resource rich states are better placed to outperform in 2010 During the boom, high interest rates and a high dollar constrained growth – particularly in the non-resource rich states Very low interest rates will lead to a housing recovery – particularly in NSW where there is pent-up demand The lower AUD will boost international tourism and manufacturing exports, as global demand improves The population shift to the mining states has been halted Economics State Governments 2009/10 GSP forecasts Sources: ABS, state budget papers, Westpac Economics Sources: ABS, Westpac Economics NSW approvals and housing stock deficiency (‘000) 5.0 5.4 2.1 3.1 2.4 3.1 3.3 1.0 1.5 1.5 2.0 2.3 -0.3 -1 2 5 Qld WA NSW Vic SA Tas Aus WBC(f) % chg 5yr avg 2009/10(f) na -10 0 10 20 30 40 50 60 70 80 Jun-92 Jun-96 Jun-00 Jun-04 Jun-08 -10 0 10 20 30 40 50 60 70 80 estimated housing stock deficiency Aus dwelling approvals (SA annualised) underlying demand f'casts

Credit growth Economics Source: RBA, RBNZ, Westpac Economics Credit growth (%) Forecasts (to Sept 2010) -8 -4 0 4 8 12 16 20 24 28 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10 Aust. housing Aust. business Total credit (Aust) Total credit avg (Aust) Total housing avg (Aust) Total credit (NZ)

New Zealand economy – growth outlook remains weak New Zealand economy has already been in recession for a year The global outlook remains the key source of concern for 2009, with New Zealand’s major trading partners expected to contract by 2.2% this year Domestically, consumers are diligently saving tax cuts, mortgage interest rate cuts and petrol savings, in response to concerns about job security and indebtedness – the unemployment rate is forecast to peak at 7.7% in early 2010, from 4.7% currently Business confidence remains at historically low levels, with cuts to business investment in the pipeline as profitability comes under pressure. GDP is expected to shrink by close to 3% in calendar 2009, with a very modest recovery in 2010 Monetary policy and the exchange rate still have work to do. The OCR is forecast to be at a low of 2% around mid-year, with the NZD falling into the high USD0.40s in the second half of the year Economics Source: Statistics NZ, Westpac GDP growth Labour market outlook Source: Statistics NZ, Westpac Westpac forecasts Westpac forecasts -4 -2 0 2 4 6 8 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012% -4 -2 0 2 4 6 8 % Qtr % chg Annual Average % Change -4 -2 0 2 4 6 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 ann % chg 3 4 5 6 7 8 9 10 11 12 % Employment (LHS) Unemployment Rate (s.a.) (RHS)

Certain factors have helped New Zealand avoid the extremes of other global economies Monetary pass-through: Between July 2008 and March 2009 the OCR was cut by 5.25ppts, with floating mortgage rates down close to 4.5ppts Substantial pipeline interest rate relief to come Fiscal stimulus estimated at ~5% of GDP over 2009-2010 Nature of New Zealand exports: Exports are predominantly food-related goods, less impacted by slow demand Wealth correction more subdued: Household exposure to equities is low, less than 5% of household assets Housing comprises 80% of household assets Strong banking sector and access to credit remaining Currency as a buffer against economic shocks: Commodity prices have fallen almost a third from their peak, however the exchange rate has also fallen. While some industries are struggling to sell products, others are getting a substantial improvement in income from the lower currency Economics New Zealand interest rates Source: RBNZ, Westpac Source: Westpac, ANZ, RBNZ Currency and commodity prices 0 2 4 6 8 10 12 99 00 01 02 03 04 05 06 07 08 09 10 11% 0 2 4 6 8 10 12 % Floating 2-year fixed OCR Westpac forecasts 50 100 150 200 250 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 index 0.38 0.46 0.54 0.62 0.70 0.78 0.86 0.94 NZD/USD World commodity price index (LHS) NZD/USD (RHS)

Investor Relations Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Jacqueline Boddy Senior Manager, Investor Relations +61 2 8253 3133 jboddy@westpac.com.au Hugh Devine Senior Manager, Investor Relations +612 8253 1047 hdevine@westpac.com.au Leigh Short Senior Manager, Investor Relations +612 8253 1667 lshort@westpac.com.au or email: investorrelations@westpac.com.au For further information on Westpac including: Annual reports Presentations and webcasts 10 year financial summary Prior year financial results Please visit our dedicated investor website www.westpac.com.au/investorcentre click on ‘Analyst Centre’ Contact Us

Westpac 2009
Interim Results

Cash earnings adjustments

	Cash earnings adjustment	1H08	2H08	1H09	Description
	Reported NPAT	**2,202**	**1,657**	**2,175**	Reported net profit after tax attributable to equity holders of Westpac
	St.George cash earnings prior to merger	**603**	**718**	**163**	For 1H09 only, relates to the cash earnings of St.George from 1 Oct 2008 to 17 Nov 2008, the date of the merger for accounting purposes
Non-merger related items	TPS revaluations	(33)	(24)	(106)	The TPS hybrid instrument is not fair valued however the economic hedge is fair valued – the mismatch in the timing of income recognition is added back
	Treasury shares	(19)	(6)	(4)	Earnings on Westpac shares held by Westpac in the wealth business are not recognised under A-IFRS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are revalued in deriving income
	Unrealised NZ retail earnings hedges	3	1	(8)	The unrealised profit/loss on the revaluation of hedges on future NZ earnings are reversed because they may create a material timing difference on reported earnings in the current period which does not affect the profit available to shareholders
	Ineffective hedges	(3)	2	(5)	The gain/loss on ineffective hedges is reversed because the gain/loss from the fair value movements reverses over time
	Gain from BTIM IPO	(106)	20	-	Gain on the partial sale of BTIM, adjusted for share based payment amortisation from equity granted to BTIM employees, impairment of goodwill in NZ, a loss on the write-down of goodwill and tax
	Gain from Visa IPO	(205)	-	-	Gain on the sale of Visa Inc. shares acquired through the IPO plus an unrealised gain on the residual investment adjusted for income tax
	One-off expenses	-	226	54	Expenses which are one-off in nature are treated as cash earnings adjustments due to the size and non-recurring nature. In 2H08 included restructuring costs associated with efficiency initiatives and changes to capitalised expenses. 1H09 includes the provision for a long standing legal proceeding.
St.George merger related items	Merger transaction and integration expenses	-	11	90	Expenses relating to the proposed merger with St.George that impact the P&L are treated as a cash earnings adjustment due to their non-recurring nature
	Amortisation of intangible assets	-	-	54	The recognised balance of the majority of merger-related identifiable intangible assets including brands, the core deposits intangible and credit card and financial planner relationship intangible assets will be amortised over their useful life. The amortisation is a cash earnings adjustment because it is a non-cash flow item and does not affect returns to shareholders
	Short-term funding and deposits	-	-	(118)	The merger accounting treatment of deposits and short-term wholesale funding will be unwound during the year ending 30 Sep 2009 reflecting the contractual maturity of deposits and borrowings. Treated as a cash earnings adjustment due to the size and non-recurring nature
	Pro forma cash earnings	**2,442**	**2,605**	**2,295**	

119 Investor Discussion Pack May 2009

Westpac

Westpac 2009
Interim Results

Definitions

Westpac's Business Units	
Westpac RBB or WBC RBB	Westpac Retail & Business Banking Represents banking products and services provided under the Westpac and RAMS brands to consumer and small to medium-sized enterprise customers within Australia
St.George or SGB	St.George Retail & Business Bank Represents banking products and services provided under the St.George and BankSA brands to consumer and small to medium-sized enterprise customers within Australia. Also includes middle markets and corporate customers managed by St.George
WIB	Westpac Institutional Bank Provides financial services to commercial, corporate, institutional and government customers
BTFG	BT Financial Group The Group's wealth management business, including St.George Wealth
NZ	Westpac's New Zealand operations
PB	Pacific Banking
GBU	Group Business Unit
PBG	Premium Business Group (included in WIB) Represents business customers with facilities typically from $10m to $100m, which were transferred from Westpac RBB to WIB during 1H09.

Financial Performance	
Cash earnings	Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, significant items that are one-off in nature, earnings from Treasury shares, gains/losses on ineffective hedges, the impact of unrealised New Zealand earnings hedges gains/losses and the impact of merger related integration costs and the amortisation of certain intangible assets
AIEA	Average interest earning assets
Net interest spread	The difference between the average yield on all interest bearing assets and the average rate paid on interest bearing liabilities
Net interest margin	The net interest spread plus the benefit of net non-interest bearing liabilities and equity
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight

120 Investor Discussion Pack May 2009

Definitions Westpac 2009 Interim Results Stressed loans are Watchlist and Substandard, 90 days past due well secured and impaired assets. Stressed loans Asset Quality Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Watchlist and substandard A loan facility where payments of interest or principal are 90 or more days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and an additional six months interest 90 days past due - well secured Impaired assets can be classified as: 1) Non-accrual assets: Loans with individually assessed impairment provisions held against them, excluding restructured loans; 2) Restructured assets: Assets where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer; 3) 90 days past due: Consumer exposures where contractual payments are 90 days or more in arrears and not well secured; 4) other assets acquired through security enforcement; and 5) any other assets where the full collection of interest and principal is in doubt. Impaired assets Total committed exposure TCE Risk weighted assets RWA Asset Quality Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data Collectively assessed provisions or CAPs Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans will be based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance Individually assessed provisions or IAPs

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Pro forma financial information The material contained in this presentation includes pro forma financial information. This pro forma financial information is prepared on the assumption that Westpac’s merger with St.George Bank Limited (St.George) was completed on 1 October 2007 with the exception of the impact of the allocation of purchase consideration, associated fair value adjustments and accounting policy alignments, which are only incorporated from the actual date of the merger, 17 November 2008, for consolidation purposes. The pro forma financial information is unaudited. It is provided for illustrative information purposes to facilitate comparisons of the latest period with prior periods and is not meant to be indicative of the results of operations that would have been achieved had the merger actually taken place at the date indicated. The pro forma financial information should be read in conjunction with: The reported financial information in Westpac’s Interim Financial Report for the half year ended 31 March 2009 available at www.westpac.com.au (Interim Financial Report); and The historical consolidated financial statements of Westpac and St.George as at and for the year ended 30 September 2008. Refer to Westpac’s Interim Results (incorporating the requirements of Appendix 4D) for a description of the basis of preparation of pro forma financial information for the six months ended 31 March 2009 and prior comparative periods. Future operating results may differ materially from the unaudited pro forma financial information presented in this presentation due to various factors including those described below in the section “Disclosure regarding forward-looking statements”. Disclosure regarding forward-looking statements This presentation contains statements that constitute “forward-looking statements” including within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled 'Competition' and 'Risk management' in Westpac’s 2008 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and in the section entitled ‘Principal risks and uncertainties’ in the Interim Financial Report. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. Westpac 2009 Interim Results